Australian Sales Agreement

INFORMATION HEREIN MARKED WITH "[CT REQUESTED]" HAS BEEN DELETED
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934.


CONFORMED COPY

                     AUSTRALIAN SALE AGREEMENT



THIS AGREEMENT is made on 10 April 1996 between:

1.   LEIGH-MARDON PTY LIMITED (ACN 004 432 633) incorporated in
Victoria of 679 Victoria Street, Abbotsford, Victoria, Australia
(the Vendor);

2.   ABN SECURITY PTY LTD (ACN 072 977 292) incorporated in
Victoria of 525 Collins Street, Melbourne, Victoria, Australia
(the Business Purchaser);

3.   ABN HOLDINGS PTY LTD (ACN 072 977 229) incorporated in
Victoria of 525 Collins Street, Melbourne, Victoria, Australia
(the Fortronic Shares Purchaser);

4.   ABN PACIFIC PTY LTD (ACN 072 977 265) incorporated in
Victoria of 525 Collins Street, Melbourne, Victoria, Australia
(the PSS Shares Purchaser);

5.   CONTAINERS PTY LTD (ACN 004 275 165) incorporated in
Victoria of 679 Victoria Street, Abbotsford, Victoria, Australia
(the Vendor Guarantor);

6.AMERICAN BANKNOTE AUSTRALASIA LIMITED (ACN 072 664 692) incorporated in Victoria of 525 Collins Street, Melbourne,
Victoria, Australia (the Purchasers' Guarantor).

RECITALS:

A. The Vendor carries on the Business at various locations in Australia and in connection therewith owns the Assets.

B. The Vendor is the registered holder and beneficial owner of the Shares.

C.   The Vendor has agreed to sell and the Fortronic Shares
Purchaser has agreed to purchase the Fortronic Shares on the terms of this Agreement.

D. The Vendor has agreed to sell and the PSS Shares Purchaser has agreed to purchase the PSS Shares on the terms of this Agreement.

E. The Vendor has agreed to sell and the Business Purchaser has agreed to purchase the Assets and to assume certain liabilities in respect of the Business on the terms of this Agreement.

F. In consideration of the Purchasers entering into this Agreement at the request of the Vendor Guarantor, the Vendor
Guarantor has agreed to give the guarantees and indemnities in this Agreement.

G. In consideration of the Vendor entering into this Agreement at the request of the Purchasers' Guarantor, the Purchasers'
Guarantor has agreed to give the guarantees and indemnities in this Agreement.

 IT IS AGREED as follows.

1.   DEFINITIONS AND INTERPRETATION

1.1Definitions

The following definitions apply unless the context requires otherwise.

ABH means American Banknote Australasia Holdings Inc incorporated in Delaware of 49th Floor, 200 Park Avenue, New York, New York, the United States of America.

ABN means American Banknote Corporation incorporated in New York of 51 West 52nd Street, New York, New York, the United States of
America.

Adjustment Date means the date on which the final form of the Completion Accounts are accepted in writing by a director of each of the Purchasers (being directors appointed by ABH).

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Advertising Material means all advertising, sales and marketing material used by the Vendor in connection with the Business (but not including any copyright or other intellectual property rights in such material).

Amcor means Amcor Limited (ACN 000 017 372) incorporated in
Victoria of Level 23, Southgate Tower East, 40 City Road, South
Melbourne, Victoria.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Approved Capital Expenditure has the meaning set out in the Master Agreement.

Asia means Asia and includes without limitation [CT REQUESTED]

Assets means the following assets:

(a)  Goodwill;

(b)  Plant and Equipment;

(c)  all Trading Stock as at the close of business on the First
Completion Date (whether then on or in transit to the Sites or elsewhere);

(d)  Prepayments;

(e)  Other Debtors;

(f)  Business Records;

(g)  the Undertaking;

(h)  the Intellectual Property Rights; and

(i)  Other Assets.

Auditor's Certificate has the meaning set out in Clause 4.2.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


[CT REQUESTED] has the meaning set out in Clause 16.1.

Balance Date means 31 December 1995.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Book Debts means all the trade debts owed to the Vendor relating to the Business.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Business means the business carried on in Australia by the Vendor of the:

(a) manufacture and supply of personalised cheques and cheque books, deposit books, bank cheques, postal money orders and bearer securities;

(b) provision of electronic printing services for products including cheque and credit card statements, car registrations, superannuation statements and council rate notices;

(c) manufacture and supply of plastic transaction cards, plastic promotional and membership cards, photographic drivers licences and firearms licences;

(d) the provision of bureau personalisation services, encoding and barcoding services;

(e) the sale and/or maintenance of photographic, personalisation and encoding equipment; and

(f)  any other operations or activities carried on by the Vendor which are incidental or ancillary to the operations and
activities described in paragraphs (a)  -(e)   inclusive.

Business Contracts means the agreements made by the Vendor, CPEA or CPED in connection with the Business.

Business Liabilities means:

(a)  the Trade Payables;

(b)  the Employee Provisions; and

(c)  the Other Provisions and Accruals.

Business Day means a week day on which banks are open in Melbourne and Auckland.

Business Names means the registered business names specified in
Part 1 of Schedule 2.

Business Records means all books of account, accounts, records and data and all other documents relating solely to the Business and the Assets.

Capital Expenditure Amount has the meaning set out in the Master
Agreement.

CNZ means Containers Packaging (N.Z.) Limited incorporated in New
Zealand of Nesdale Avenue, Wiri, Auckland, New Zealand.

Companies means Fortronic and PSS and Company means either of them.

Completion Accounts has the meaning set out in Clause 4.

Completion Balance Sheet means the audited balance sheet to be prepared in accordance with Clause 4.

Confidentiality Agreement means the confidentiality agreement between the Vendor and ABN dated 11 May 1995.

Contamination means a solid, liquid, gas, odour, radiation or substance (including, without limitation, asbestos) which makes or may make, the Premises, or the surrounding Environment unfit for the purposes for which the Premises are currently used by the Vendor, Fortronic or PSS (as the case may be).

Continuing Companies means the Vendor and its Related Bodies
Corporate (other than the Companies).

Corporations Law means the Corporations Law of Australia.

CP means Amcor Limited (ACN 000 017 372) trading as "Containers
Packaging".

CPEA means CPE Australia Pty Ltd (ACN 004 624 873) incorporated in Victoria of 679 Victoria Street, Abbotsford, Victoria.

CPED means CPE Data Card Pty Ltd (ACN 006 444 435) incorporated in Victoria of 679 Victoria Street, Abbotsford, Victoria.

CP Funds has the meaning set out in Clause 14.

CPGT has the meaning given to that term in Clause 32.

CPN means the [CT REQUESTED]

CP Transfer Amount has the meaning set out in Clause 14.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Data Card Business means the business to be acquired by the Business Purchaser under this Agreement in relation to:

(a) the manufacture and supply of plastic transaction cards, plastic promotional and membership cards, photographic drivers licences and firearms licences;

(b) the provision of bureau personalisation services, encoding and barcoding services;

(c) the sale and/or maintenance of photographic, personalisation and encoding equipment; and

(d)  any other operations or activities carried on by the Vendor which are incidental or ancillary to the operations and
activities described in paragraphs (a)  -(c)   inclusive.

Data Room means the designated room containing disclosure material located at Level 32, 530 Collins Street, Melbourne.

December Fortronic Management Accounts means the management
accounts contained in Data Room Document Number SA3.1.   3 for
the period commencing 1 July 1995 and ending 31 December 1995.

December PSS Management Accounts means the management accounts contained in Data Room Document Number SA2.1.4 for the period commencing 1 July 1995 and ending 31 December 1995.

December Security Management Accounts means the management accounts contained in Data Room Document Number SA4.1.6 for the period commencing 1 July 1995 and ending 31 December 1995.

[CT REQUESTED] has the meaning set out in Schedule 1.

[CT REQUESTED] Lease means the lease between [CT REQUESTED] in relation to the property situated at [CT REQUESTED]

Employees means the employees of the Vendor and CP engaged in the Business as at the First Completion Date.

Employee List means the list of employees and their employment details which is initialled by a representative of each of the parties at the date of execution of this Agreement for the purposes of identification.

Employee Provisions means the aggregate amount of the liability of the Vendor and CP for accrued annual leave (including applicable loadings), sick leave and long service leave entitlements of acquired employees (as defined in Clause 14.2) as determined from the amount set out in the final Completion
Balance Sheet in respect of such entitlements for all Employees.

Environment means components of the earth, including:

(a)  land, air and water;

(b)  any layer of the atmosphere;

(c)  any organic or inorganic matter and any living organism;

(d)  human made or modified structures and areas; and

(e) interacting natural ecosystems that include any components of the kind referred to in paragraphs (a) -(c) ,

and for the purposes of this Agreement includes the meaning given to that word in any legislation which has force in the relevant jurisdiction.

Environmental Authorisation means the permits, licences, consents and approvals held by the Vendor in relation to the Business, held by Fortronic in relation to the Fortronic Business and held by PSS in relation to the PSS Business, under any Environmental Law.

Environmental Law means a provision of law, or a law which relates to:

(a)  any aspect of the Environment, safety, health; or

(b) the use of substances or conduct which may harm the Environment or be hazardous or otherwise harmful to human health.

Excluded Business Name means the business name "John Sands
Security Printing";

Excluded Trade Marks means the trade mark registrations and applications for registration specified in Schedule 32.

Existing Terms and Conditions has the meaning given to that term in Clause 32.

Expert has the meaning set out in Clause 4.

Financial Accounts means the December Fortronic Management
Accounts and the PSS Management Accounts.

First Completion means the completion by the parties of the sale and purchase of the Assets and the Fortronic Shares as provided in Clause 8.

First Completion Date means 15 May 1996 or, if the conditions referred to in Clause 15 (the Conditions) are not satisfied by that date, the day being seven days after the date on which the Conditions are satisfied or any other date as the parties agree.

Fortronic means Fortronic Technology Pty Limited (ACN 006 412
657) incorporated in Victoria of 679 Victoria Street, Abbotsford,
Victoria, Australia.

Fortronic ANZ Agreement has the meaning set out in Schedule 20.

Fortronic Assets means the plant, equipment, furniture, fittings, motor vehicles and other chattels and assets owned by Fortronic and used in the Fortronic Business.

Fortronic Business means the business carried on by Fortronic of designing and manufacturing transaction terminal and EFTPOS equipment, developing software applications for that equipment, providing maintenance services for that equipment and any other operations or activities carried on by Fortronic.

Fortronic Hardware Agreement has the meaning set out in Schedule
20.

Fortronic Loans means the amount owing by Fortronic to the Continuing Companies as at the commencement of business on the First Completion Date, as notified by the Vendor to the Fortronic
Shares Purchaser on the First Completion Date.

Fortronic Material Contracts means the following agreements:

(a)  the Fortronic ANZ Agreement;  and

(b)  the Fortronic Hardware Agreement.

Fortronic Name Agreement means the agreement between the Vendor, Fortronic and FTH dated 28 July 1988.

Fortronic Shares means all of the ordinary $0.50 shares in the capital of Fortronic together with the benefit of all rights
(including dividend rights) attached or accruing to those shares as at the date of this Agreement.

FTH means Fortronic Technology Holdings Limited.

Gentglow means Gentglow Pty Limited (ACN 052 895 075) incorporated in New South Wales of 679 Victoria Street,
Abbotsford, Victoria, Australia.

[CT REQUESTED] Deeds of Assignment and Variation means the deeds assigning the [CT REQUESTED] to the [CT REQUESTED] on terms such that the duration of the leases shall be [CT REQUESTED] years with [CT REQUESTED] and that the aggregate annual rental cost of the leases shall be [CT REQUESTED] for the [CT REQUESTED] years and thereafter [CT REQUESTED];

Goodwill means the goodwill of the Business including (but not limited to):

(a)  the Know How;

(b)  the Technical Data;

(c) the Advertising Material (including the copyright in the Advertising Material which the Vendor owns and the right of the Vendor to use, but not ownership of, the Advertising Material where the copyright is not owned by the Vendor);

(d) all contracts and orders referred to in Clauses 20.1 and 20.4, all transferable licences, permits, quotas, consents or authorities held by the Vendor in connection with the Business, the agencies referred to in Clause 19 and the Leases referred to in Clause 7;

(e) the Vendor's copyright (if any) in labelling or printing used by the Vendor solely in connection with the Business; and

(f) the Vendor's copyright (if any) in software used by the Vendor solely in connection with the Business.

[CT REQUESTED] Lease means the lease between [CT REQUESTED] in relation to the property situated at [CT REQUESTED]

Hired Plant and Equipment means the plant and equipment specified in Schedule 3 and all other plant and equipment hired by the Vendor in connection with the Business.

Hiring Agreements means the agreements under which the Hired
Plant and Equipment is hired to the Vendor.

Intellectual Property Rights means:

(a)  the Business Names;

(b) the Trade Marks (including the goodwill associated with them); and

(c)  the Patents and Designs.

[CT REQUESTED] means the agreement between [CT REQUESTED] Ltd,
[CT REQUESTED] Ltd, [CT REQUESTED] (Australia) Ltd, [CT
REQUESTED] and [CT REQUESTED] Corp. dated [CT REQUESTED].

June Fortronic Management Accounts means the management accounts contained in Data Room Document Number SA3.1.3 for the period commencing 1 July 1994 and ending 30 June 1995.

June PSS Management Accounts means the management accounts contained in Data Room Document Number SA2.1.4 for the period commencing 1 July 1994 and ending 30 June 1995.

June Security Management Accounts means the management accounts contained in Data Room Document Number SA4.1.6 for the period commencing 1 July 1994 and ending 30 June 1995.

[CT REQUESTED] Lease means the lease between [CT REQUESTED] and [CT REQUESTED] in relation to the property situated at 46 Millway
Street, Kedron, Queensland.

Know How means all the knowledge and information (whether contained in the Business Records or otherwise) which the Vendor owns and uses relating solely to the Business.

KPCL means Kiwi Packaging (Cartons) Limited incorporated in New
Zealand, of 58 Victoria Street, Onehunga, Auckland, New Zealand.

Leases means the Hiring Agreements and the Property Leases.

Liabilities means debts or liabilities of any kind, including those which are prospective or contingent and those the amount of which is not ascertained or ascertainable.

LM Logo means the logo a representation of which is affixed to
Schedule 33.

LM Transferring Member has the meaning set out in Clause 14.

LMNZ means Leigh-Mardon (NZ) Limited incorporated in New Zealand of 1st Floor, 175 Vivian Street, Wellington, New Zealand.

Management Accounts means the June Fortronic Management Accounts, the December Fortronic Management Accounts, the June Security Management Accounts, the December Security Management Accounts, the June PSS Management Accounts and the December PSS Management Accounts.

Master Agreement means the agreement between the parties to this Agreement, CNZ, LMNZ and KPCL to be entered into on or about the date of this Agreement dealing with the interdependency of this Agreement and the NZ Sale Agreement, purchase price adjustments to be made under this Agreement and the NZ Sale Agreement and global limits for warranty claims.

Material Contracts means the following agreements:

(a)  the [CT REQUESTED] Agreement;

(b)  the [CT REQUESTED] Agreement;

(c)  the [CT REQUESTED] Agreement;

(d)  the [CT REQUESTED] Agreement;

(e)  the [CT REQUESTED] Agreement;

(f)  the [CT REQUESTED] Agreement;

(g)  the [CT REQUESTED] Agreement;

(h)  the [CT REQUESTED] Agreement;

(i)  the [CT REQUESTED] Agreement;

(j)  the [CT REQUESTED] Agreement;

(k)  the [CT REQUESTED] Agreement;

(l)  the [CT REQUESTED] Agreement;

(m)  the [CT REQUESTED] Agreements;

(n)  the [CT REQUESTED] Agreement;

(o)  the [CT REQUESTED] Agreement;

(p)  the [CT REQUESTED] Agreement; and

(q)  the [CT REQUESTED] Agreements.

Material Leases means the following leases:

(a)  the [CT REQUESTED] Leases;  and

(b)  the [CT REQUESTED] Lease.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Net Tangible Assets means:

[CT REQUESTED]

where:

[CT REQUESTED]

New Fund has the meaning set out in Clause 14.

Notice of Disposal means a notice of disposal, substantially in the form set out in Schedule 29.

NZ Business means the business sold by CNZ, LMNZ and KPCL pursuant to the NZ Sale Agreement.

NZ Sale Agreement means the agreement for the sale of the NZ
Business.

Other Assets means all tangible property and assets owned by the Vendor in connection with the Business other than:

(a)  Plant and Equipment;

(b)  all Trading Stock;

(c)  Prepayments;

(d)  Other Debtors;

(e)  cash at bank, on deposit or on hand;

(f) insurance policies owned by the Vendor and the benefit of any claims under them;

(g)  Book Debts; and

(h)  future income tax benefit.

Other Debtors means all receivables owed to the Vendor relating to the Business as at the close of business on the First
Completion Date other than the Book Debts, the total amount of which is to be set out in the final Completion Balance Sheet.

Other Provisions and Accruals means the aggregate gross amount of the liability of the Vendor for various provisions details of which are set out in Schedule 24 relating to the Business, the total amount of which as at the close of business on the First Completion Date, is to be set out in the final Completion Balance Sheet.

Patents and Designs means the patent registrations and applications for registration and the design registrations and applications for registration specified in Part 3 of Schedule 2.



Penalty Interest Rate means the penalty interest rate fixed from time to time pursuant to section 2 of the Penalty Interest Rates
Act 1983.

[CT REQUESTED] has the meaning set out in Schedule 1.

Plant and Equipment means all the motor vehicles, plant, equipment, furniture, fixtures and fittings and all spare parts, tools and other maintenance items owned by the Vendor and used in relation to the Business (including, without limitation, those items specified in the asset register initialled at First Completion by a representative of each of the parties for the purpose of identification).

Premises means the premises which are the subject of the Property
Leases and the premises occupied by Fortronic and PSS as at the date of execution of this Agreement.

Prepayments means prepayments made by the Vendor in the ordinary conduct of the Business prior to the close of business on the First Completion Date which relate to a period after close of business on the First Completion Date, the total amount of which is to be set out in the final Completion Balance Sheet.

Profit Amount means an amount equal to [CT REQUESTED] of the amount shown in the PSS Statement as the operating profit after taxation for PSS in the period commencing 30 June 1995 and expiring on the First Completion Date.

Property Leases means the leases specified in Schedule 4.

PSS means Pacific Secure Systems Pty Ltd (ACN 002 752 730) incorporated in New South Wales of 47 Marigold Street, Revesby,
New South Wales, Australia.

PSS Assets means the plant, equipment, furniture, fittings, motor vehicles and other chattels and assets owned by PSS and used in the PSS Business.

PSS Business means the business carried on by PSS of manufacturing and supplying instant lottery tickets and any other operations or activities carried on by PSS.

PSS Completion means the completion by the parties of the sale and purchase of the PSS Shares as provided in Clause 9.

PSS Completion Date means 15 May 1996 or, if the conditions referred to in Clause 16 are not satisfied, by that date, the day being seven days after the date on which the conditions are satisfied or any other date as the parties agree.

PSS Employees means [CT REQUESTED] and [CT REQUESTED].

[CT REQUESTED] Leases means:

(a)  the lease between [CT REQUESTED] to [CT REQUESTED]; and

(b)  the lease between [CT REQUESTED] to [CT REQUESTED].

PSS Material Contracts means the following agreements:

(a)  the [CT REQUESTED] Agreement;  and

(b)  the [CT REQUESTED] Agreement.

PSS [CT REQUESTED] has the meaning set out in Schedule 21.

PSS Profit Payment Date means the date [CT REQUESTED].

PSS Shares means 900,000 ordinary $1.00 shares in the capital of PSS together with the benefit of all rights (including dividend rights) attached or accruing to those shares as at the date of this Agreement.

PSS [CT REQUESTED] Agreement has the meaning set out in Schedule
21.

Purchasers means the Business Purchaser, the Fortronic Shares
Purchaser and the PSS Shares Purchaser.

Purchaser's Fund has the meaning set out in Clause 14.

Related Body Corporate has the meaning given to it in the Corporations Law.

Relevant Employees means the employees [CT REQUESTED] and employees of the Companies.

Relevant Period has the meaning given to that term in Clause 32.



[CT REQUESTED] Leases means the leases between the [CT REQUESTED] and LM in relation to the property situated at [CT REQUESTED].

[CT REQUESTED] Services has the meaning given to that term in Clause 32.

[CT REQUESTED] Lease means the lease between [CT REQUESTED] and LM in relation to the property situated at [CT REQUESTED].

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Security Interest means an interest or power:

(a) reserved in or over any interest in any asset including, without limitation, any retention of title; or

(b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.

Security Net Tangible Assets means:

[CT REQUESTED]

where:

[CT REQUESTED]

Senior Debt Facilities means the facilities referred to in the Senior Debt Facilities Terms Sheet that are to be provided by the Senior Debt Providers.

Senior Debt Facilities Terms Sheet means the Terms Sheet set out in Schedule 9.

Senior Debt Provider has the meaning given to that term in the Senior Debt Facilities Terms Sheet.

Shareholders' Deed means the deed dated [CT REQUESTED] as in force as at the date of this Agreement.

Shares means the Fortronic Shares and the PSS Shares.

Sites means the locations of the land described in the Property
Leases.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Subordinated Debt Terms Sheet means the Terms Sheet set out in
Schedule 17.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


Supply Arrangements has the meaning given to that term in Clause
32.

Tax Act means the Income Tax Assessment Act 1936.

Technical Data means all drawings, specifications, formulae and operating manuals which the Vendor owns and uses relating solely to the Business (other than the Patents and Designs) and all of the Vendor's copyright (if any) in them.

Trade Marks means the trade mark registrations and applications for registration specified in Part 2 of Schedule 2.

Trade Payables means the aggregate amount owing by the Vendor to suppliers of goods and services to, and other creditors of, the Business, including all accruals for such matters, the aggregate amount of which (as at the close of business on the First Completion Date) is set out in the final Completion Balance Sheet. For the avoidance of doubt, this includes any amounts owing by the Vendor in respect of Approved Capital Expenditure.

Trading Stock means the trading stock of the Business and includes raw materials, work-in-progress, finished products, packaging and packaging materials (whether on the Sites or elsewhere) but excludes Advertising Material.

Transaction Documents means:

(a)  this Agreement;

(b)  the NZ Agreement;

(c)  the Confidentiality Agreement;

(d)  the Master Agreement;

(e)  the Underwriting Agreement;  and

(f) such other agreements, instruments or other documents as the parties may from time to time agree shall be Transaction
Documents for the purposes of this Agreement.

Transitional Period has the meaning set out in Clause 14.

Undertaking means the benefit of the undertaking contained in Clause 17.

Underwriting Agreement means the agreement between the Vendor and the Purchasers' Guarantor to be entered into on or about the date of this Agreement dealing with the underwriting by the Vendor or its nominee of subscriptions for shares in the Purchasers' Guarantor in order to facilitate the funding by the Purchasers' Guarantor of the purchases referred to in the Recitals to this Agreement and the NZ Sale Agreement.

Vendor Disclosed Material means all written information and material (including financial statements) in relation to the Assets, the Shares, the Business, the Fortronic Business, the PSS Business and the NZ Business or any of them, provided or supplied by the Vendor or any of its representatives to the Purchasers or any of their representatives prior to execution of this Agreement and, without limitation, includes all information and material in the Data Room and all written answers given by the Vendor or any of its representatives to the Purchasers or any of their representatives in response to questions of the Purchasers or any of their representatives in relation to such information or material together with the matters set out in Schedule 15.

Vendor Disclosed Matter means any matter disclosed by the Vendor to the Purchasers in the Vendor Disclosed Material.

[CT REQUESTED] has the meaning set out in Schedule 1.

[CT REQUESTED] has the meaning set out in Schedule 1.

[CT REQUESTED] has the meaning set out in Schedule 1.

Warranties means the representations and warranties contained in
Part 1 of Schedule 5.

[CT REQUESTED] Agreement has the meaning set out in Schedule 1.


1.2Interpretation

Headings are for convenience only and do not affect interpretation.

The following rules apply unless the context requires otherwise.

(a)  The singular includes the plural and conversely.

(b)  A gender includes all genders.

(c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e) A reference to a Clause or Schedule is a reference to a clause of or a schedule to, this Agreement.

(f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document.

(g) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns (and, where applicable, the party's legal personal representatives).

(h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i) A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(j)  A reference to dollars and $ is to Australian currency.

(k)  A reference to NZ$ is to New Zealand currency.

(l) A reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.

(m) A reference to an obligation to use best endeavours does not extend to:

(i) in the case of the Vendor, the payment of money to lessors of Sites or Hired Plant and Equipment or third parties to Business Contracts in consideration of the assignment or novation of the Vendor's rights and/or obligations to the Purchasers; or

(ii) in the case of the Business Purchaser, using debt collectors or lawyers to collect Book Debts or stopping shipment of products to customers or paying an employee money to accept the Business Purchaser's offer of employment made under Clause
14.1 in excess of the employee's current compensation package; or

(iii)  taking legal proceedings.

1.3Consents or Approvals

If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion, unless otherwise stated.

2.   SALE OF BUSINESS

2.1Subject to satisfaction of the conditions set out in Clause
15, the Vendor sells free from all Security Interests and the Business Purchaser buys on the terms set out in this Agreement the Assets.

2.2Subject to satisfaction of the conditions set out in Clause
15, the Vendor sells free from all Security Interests and the Fortronic Shares Purchaser buys on the terms set out in this Agreement the Fortronic Shares.

2.3Subject to satisfaction of the conditions set out in Clauses
15 and 16, the Vendor sells free from all Security Interests and the PSS Shares Purchaser buys on the terms set out in this Agreement the PSS Shares.

2.4Subject to satisfaction of the conditions set out in Clause 15, the Business Purchaser agrees to assume the Business Liabilities as at the close of business on the First Completion Date up to the amount set out in the final Completion Balance Sheet for Business Liabilities on the terms set out in this Agreement with effect from First Completion.

3.   PURCHASE PRICE

3.1The estimated purchase price for the Security Net Tangible
Assets is [CT REQUESTED]. The purchase price for these Assets does not include sales tax.

3.2The actual purchase price for the Security Net Tangible Assets is the aggregate value of the Security Net Tangible Assets as shown in the final Completion Balance Sheet. The purchase price for the Plant and Equipment, the Trading Stock, the Prepayments, the Other Debtors and the Other Assets [CT REQUESTED].

3.3Subject to the provisions of the Master Agreement, the purchase price for the Goodwill is $ [CT REQUESTED] the Capital
Expenditure Amount.

3.4Subject to the provisions of the Master Agreement, the purchase price for the Intellectual Property Rights is $ [CT
REQUESTED] less the amount paid to the Vendor in respect of the Fortronic Loans pursuant to Clause 8.2(c) (iii) .

3.5The purchase price for the Undertaking is [CT REQUESTED].

3.6The purchase price for the PSS Shares is $ [CT REQUESTED] plus the Profit Amount.

3.7The purchase price for the Fortronic Shares is $ [CT
REQUESTED].

3.8Subject to the provisions of the Master Agreement, the purchase prices specified in Clauses 3.1, 3.3, 3.4, 3.5 and 3.7 shall be paid to the Vendor by the Business Purchaser and the Fortronic Shares Purchaser on the First Completion Date in accordance with Clause 23 or as otherwise agreed between the parties.

3.9Subject to satisfaction of the conditions set out in Clause
16, $ [CT REQUESTED] of the purchase price specified in Clause
3.6 shall be paid to the Vendor by the [CT REQUESTED] on the [CT
REQUESTED] and the [CT REQUESTED].

4.   COMPLETION ACCOUNTS

4.1The Vendor shall as soon as reasonably possible and in any event within 45 days of the First Completion Date prepare and provide to KPMG:

(a)  a draft Auditor's Certificate (as defined in Clause 4.2(c)
);

(b) a draft Completion Balance Sheet, comprising a balance sheet of:

(i)  the Assets and Business Liabilities; and

(ii)  Fortronic,

as at the close of business on the First Completion Date; and

 (c) a draft profit and loss statement of PSS for the period commencing 1 July 1995 and ending on the First Completion Date
(PSS Statement).

The draft Completion Balance Sheet will be prepared in accordance with the principles set out in Schedule 6 and in the form set out
in Schedule 22.     The PSS Statement will be prepared in
accordance with the principles set out in paragraph 1 of Schedule
6.

4.2The Vendor shall instruct KPMG to commence the audit process in relation to the draft Completion Balance Sheet and provide to the Purchasers within 20 Business Days after the delivery of the draft Completion Balance Sheet referred to in Clause 4.1:

(a) a draft audited Completion Balance Sheet (which is complete but for signature by KPMG);

(b) a draft audited PSS Statement (which is complete but for signature by KPMG); and

(c) a draft certificate (the Auditor's Certificate) from KPMG in the form set out in Schedule 23,

(the draft Completion Balance Sheet, the draft PSS Statement and the draft Auditor's Certificate referred to collectively as the Completion Accounts)

4.3(a) For a period of 10 Business Days after delivery of the Completion Accounts to the Purchasers, the Vendor must procure that KPMG allows the Purchasers' representatives all reasonable access to KPMG staff and working papers, to enable the Purchasers' representatives to have such discussions concerning the Completion Accounts as the Purchasers may reasonably require.

The Vendor's representatives will be entitled to be present at any meetings between the Purchasers' representatives and KPMG.

(b) If the Completion Accounts are not disputed by the Purchasers within 10 Business Days of their delivery to the Purchasers, they shall be accepted in writing by a director of each of the Purchasers (being directors appointed by ABH) by 5.00pm on the tenth Business Day after such delivery and shall then be delivered in final form to the Purchasers and the Vendor.

Such documents shall then comprise the final Completion Balance
Sheet, the final PSS Statement and the final Auditor's
Certificate.

(c) If the Completion Accounts are disputed by the Purchasers within 10 Business Days of their delivery to the Purchasers, the dispute shall be determined under Clause 4.4 and, following such determination, the Completion Accounts (with such amendments as are necessary having regard to the determination of the Expert) shall forthwith be accepted in writing by a director of each of the Purchasers (being directors appointed by ABH) (and such Completion Accounts, subject to any adjustment necessary to comply with the Expert's final determination, shall then comprise the final Completion Balance Sheet and the final Auditor's Certificate.

4.4(a) In the event of any difference of opinion or dispute (dispute) between the Vendor and the Purchasers regarding the compliance of the Completion Accounts with the principles set out in Schedule 6, the Purchasers may give notice thereof to the Vendor, within the 10 Business Day period referred to in Clause 4.3(a) , in accordance with Clause 4.4(e) . If the Vendor and the Purchasers have not resolved that dispute within 6 Business Days of the Purchasers having notified the Vendor of the same, then the dispute must promptly be submitted for determination to the President for the time being of the Institute of Chartered Accountants of Australia or his nominee (such nominee being a partner of Ernst & Young or Price Waterhouse with not less than 10 years relevant experience) (the Expert), who will determine the matter or matters in dispute having regard to the principles set out in Schedule 6.

(b) The Expert will be instructed to finish his determination no later than 10 Business Days after his appointment.

(c) The Expert will act as an expert and not as an arbitrator, and his written determination will be final and binding on the parties in the absence of manifest error and the Completion Accounts will thereupon be deemed to be amended accordingly.

(d) The cost of such determination by the Expert will be borne by the Vendor and the Purchasers in such manner as the Expert determines (having regard to the merits of the dispute).

(e)  Notice of any dispute given under Clause 4.4(a)   must:

(i)  detail each of the matters in dispute; and

(ii)  ascribe a separate dollar value to each of those matters.

(f) Despite any other provision of this Agreement, the Purchasers are not entitled to dispute any item in the Completion
Accounts unless the amount disputed in relation to that item is greater than $ [CT REQUESTED].

5.   INTERCOMPANY LOANS

Prior to the PSS Completion Date, the Vendor shall procure that:

(a)  any amounts owing by PSS to any of the Continuing Companies;
and

(b)  any amounts owing to PSS by any of the Continuing Companies,

shall be repaid with the intent that such amounts are to be netted off so far as practicable.

6.LICENCES PERMITS AND OTHER AUTHORITIES

The Vendor shall, if requested by the Business Purchaser, assist the Business Purchaser to obtain all licences, permits, quotas, consents and other authorisations required under any statute or regulation for it to be able to carry on the Business and to use the Assets in the manner in which (in each case) the Vendor has previously done.

7.   LEASE AGREEMENTS

7.1Prior to First Completion the Vendor shall pay the charges provided for in, and comply with the other obligations binding on them under, the Leases. The Vendor shall indemnify the Business Purchaser against all Liabilities which may be incurred by the Business Purchaser for any default under any of the Leases occurring either prior to First Completion or after First Completion as a result of an act or omission of the Vendor prior to First Completion.

7.2The Vendor must use its best endeavours to obtain all consents which may be required to assign the Leases to the Business
Purchaser on or before the First Completion Date or as soon as practicable thereafter on terms acceptable to the Business
Purchaser.

7.3If the Vendor cannot obtain a necessary consent to enable a Lease to be assigned to the Business Purchaser by 31 May 1996 or such later date as the parties agree, the Vendor and the Business Purchaser shall meet together and negotiate in good faith with a view to determining an alternative method by which the transfer to the Business Purchaser of the Vendor's rights, and the assumption by the Business Purchaser of the Vendor's obligations under such Lease, can in substance be achieved.

7.4After First Completion the Business Purchaser shall:

(a) pay the charges provided for in, and comply with all other obligations of the Vendor under, the Leases; and

(b) keep the Vendor indemnified against all Liabilities which may be incurred by the Vendor in respect of any default by the Business Purchaser under any of the Leases occurring after First
Completion.

7.5The parties acknowledge that the terms of an assignment of a Property Lease to the Business Purchaser shall:

(a) include a provision (in a form acceptable to the Vendor) releasing the Vendor from any obligations under the Property
Lease unless such a provision is unacceptable to the lessor of that Property Lease;

(b) if required by the lessor of that Property Lease, include a provision requiring the Vendor to confirm or acknowledge that it remains liable in respect of any obligations under the Property
Lease;  and

(c) if required by the lessor of that Property Lease, include a provision requiring a guarantee of the obligations of the Business Purchaser from any of the other Purchasers, the New Zealand Purchaser or the Purchasers' Guarantor or any other form of security in respect of the obligations of the Business Purchaser provided that this Clause shall in no way require ABN or ABH to provide a guarantee of the obligations of the Business Purchaser under any Property Lease.

7.6The parties shall co-operate with each other and shall use their reasonable endeavours to obtain the agreement of the lessor of a Property Lease to the inclusion of the provision described
in Clause 7.5(a)   in the terms of any assignment of a Property
Lease to the Business Purchaser but the parties acknowledge that the obligation to use reasonable endeavours in accordance with this Clause 7.6 shall at all times be performed consistently with the parties desire that the conditions referred to in Clause 15 should be satisfied by 31 May 1996 or such later date as the parties agree.

7.7This Clause does not apply to the Kedron Lease.

8.   FIRST COMPLETION

8. 1Subject to Clause 15, First Completion will take place on the First Completion Date at the offices of the Vendor's solicitors, Arthur Robinson & Hedderwicks of 530 Collins Street,
Melbourne or at any other place as the Vendor and the Purchasers may agree.

8.2At First Completion:

(a) the Vendor shall deliver to the Business Purchaser or Fortronic Shares Purchaser (as the case may be):

(i) releases of any Security Interests affecting the Assets from all persons holding them including, in particular, a release from the charges set out in Schedule 7;

(ii) duly executed notices of disposition of all motor vehicles in registrable form sold together with current certificates of roadworthiness relating to them;

(iii) duly executed transfers to the Business Purchaser of the Business Names other than the Excluded Business Name;

(iv) duly executed in Victoria of the deeds of assignment of the Trade Marks and the Patents and Designs which are registered or the subject of applications for registration in Australia;

(v) the certificates of registration or deeds of letters patent (as the case may be) for the registered Trade Marks and the registered Patents and Designs (or, in the case of lost certificates of registration or deeds of letters patent (as the case may be) for Australian registered Trade Marks or Australian registered Patents and Designs,

(a) a certified copy of the extract of the relevant register relating to the registration stating that the certified copy is to replace the original certificate or deed (at the cost of the Vendor); or

(b) a statutory declaration, signed on behalf of the Vendor, in a form acceptable to the Australian Industrial Property Organisation which will enable the Business Purchaser to obtain either a replacement certificate of registration or deed of letters patent or a certified copy of an extract of the relevant register stating that a certified copy will replace the original certificate or deed or which will enable the Business Purchaser to be recorded as the proprietor of the relevant Trade Mark, Patent and Design without a need to produce the certificate of registration or deed of letters patent (at the cost of the Vendor);

(vi) duly executed assignments of the Hiring Agreements for which the Vendor has been able to obtain consents from the owners of the Hired Plant and Equipment to the assignment of the Hiring
Agreements;

(vii) duly executed assignments of the Property Leases for which the Vendor has been able to obtain consents from the lessors under the Real Property Leases to the assignment of the Real
Property Leases;

(viii) duly executed novations or assignments (as the case may be) of the Business Contracts for which the Vendor has been able to obtain consents to such novations or assignments from the other parties to such Business Contracts;

(ix) each item of Plant and Equipment, Hired Plant and Equipment and Trading Stock at the Sites or at any other place as the Vendor and the Business Purchaser may agree;

(x) subject to Clause 27, the Business Records at the Sites or at any other place as the Vendor and the Business Purchaser may agree;

(xi)  details of the customers of the Business;

(xii) the Technical Data and so much of the Advertising Material as is in its possession and in respect of the remainder will direct the person in whose possession it is to make it available to the Business Purchaser on request;

(xiii)  duly executed instruments of transfer of the Fortronic
Shares in favour of the Fortronic Shares Purchaser together with the share certificates relating to the Fortronic Shares;

(xiv) the common seal (and any duplicate or official seals), minute books, statutory books and registers, books of account, trading and financial records, copies of taxation returns and other documents and papers of Fortronic;

(xv) unless FTH agrees to waive its right to require the Vendor to procure a change of the name of Fortronic to a name which does not include the name "Fortronic" or any imitation thereof under Clause 3.5 of the Fortronic Name Agreement prior to First Completion, a copy of a duly executed notice of change of the name of Fortronic to a name which does not include the name "Fortronic" or any imitation thereof (being a name nominated by the Purchaser if the Purchaser nominates a name prior to the relevant general meeting of Fortronic), the original of such notice to be lodged by the Vendor as soon as practicable afterwards; and

(xvi) other duly executed deeds, instruments and documents as may properly be required to vest legal and beneficial ownership of all of the Assets in the Business Purchaser;

(b) the Vendor shall ensure that a duly convened board meeting of Fortronic is held at which a quorum of directors is present and acting throughout at which:

(i) such persons as the Fortronic Shares Purchaser may nominate by notice to the Vendor are appointed as directors of Fortronic, subject to the receipt of duly signed consents to act of such persons;

(ii) such persons as the Fortronic Shares Purchaser may nominate by notice to the Vendor are appointed as the secretaries and public officers of Fortronic, subject to the receipt of duly signed consents to act of such persons;

(iii) the signatories of any bank account maintained by Fortronic are changed to those specified in writing by the Fortronic Shares Purchaser;

(iv) such persons as the Fortronic Shares Purchaser may nominate by notice to the Vendor resign as directors, secretaries and public officers of Fortronic; and

(v) the transfer of the Fortronic Shares to the Fortronic Shares Purchaser (subject to the payment of stamp duty on the instruments of transfer which shall be borne by the Fortronic Shares Purchaser), the cancellation of the existing share certificates for the Fortronic Shares and the sealing and delivery by Fortronic to the Fortronic Shares Purchaser of new share certificates for the Fortronic Shares in the name of the Fortronic Shares Purchaser are each approved;

(c)  subject to the due performance by the Vendor of the
obligations on its part to be performed under paragraphs (a)
- - -(b)   inclusive:

(i) the Business Purchaser and the Fortronic Shares Purchaser will pay the amount of the purchase price which is payable on the First Completion Date;

(ii) the Fortronic Shares Purchaser will loan Fortronic an amount equal to the amount of the Fortronic Loans;

(iii) the Fortronic Shares Purchaser will procure that Fortronic pays the Vendor an amount equal to the amount of the Fortronic
Loans; and

(iv) the Business Purchaser will deliver to the Vendor a quotation of the Business Purchaser's sales tax certificate registration number in respect of the Trading Stock and Plant and Equipment the format approved by the Commissioner of Taxation and in accordance with all relevant requirements as specified in the Sales Tax Assessment Act 1992 and Rulings issued by the Commissioner of Taxation.

8.3The Vendor will arrange for the distribution of the amount
received pursuant to Clause 8.2(c)  (iii)   to the Continuing
Companies according to their respective entitlements and the Purchasers shall not be bound to see the distribution thereof and the receipt by the Vendor of such amount shall bind the Vendor.

8.4After First Completion, the Vendor shall execute all documents, forms and authorisations and depose to or swear all declarations or oaths, in a form prepared by the Business Purchaser, as may be reasonably required to procure the registration of the Business Purchaser as the proprietor of any Trade Mark or Patent and Design in a country other than Australia, in the jurisdiction in which the registration or application for registration for that Trade Mark or Patent and Design exists.

8.5First Completion of the sale and purchase of each Asset and the Fortronic Shares is dependent on the simultaneous completion of the sale and purchase of each other Asset and the Fortronic
Shares.

8.6If requested by the Vendor not less than seven days before First Completion, the Business Purchaser will immediately make application to the other party to any agreement which is to be assigned to the Business Purchaser under this Agreement for approval to the assignment.

8.7The Purchasers will co-operate fully with the Vendor in endeavouring to obtain all consents and other approvals which may be required or contemplated in connection with the transactions provided for in this Agreement.

8.8If the Business Purchaser does not comply with its obligations under Clause 8.2(c) (iv) , it shall keep the Vendor indemnified in respect of any sales tax payable by the Vendor in respect of the Trading Stock and Plant and Equipment sold to the Business Purchaser under this Agreement.

9.   PSS COMPLETION

9.1If the conditions in Clause 16 are satisfied, at PSS
Completion:

(a)  the Vendor shall deliver to the PSS Shares Purchaser:

(i) duly executed instruments of transfer of the PSS Shares in favour of the PSS Shares Purchaser together with the share certificates relating to the PSS Shares;

(ii) the common seal (and any duplicate or official seals), minute books, statutory books and registers, books of account, trading and financial records, copies of taxation returns and other documents and papers of PSS; and

(b) subject to the due performance by the Vendor of the obligations on its part to be performed under paragraph (a) , the PSS Shares Purchaser will pay the amount of the purchase price which is payable on the PSS Completion Date.

9.2As soon as practicable after PSS Completion, the Vendor shall procure that a duly convened board meeting of PSS is held at which a quorum of directors is present and acting throughout at which:

(a) such persons as the PSS Shares Purchaser may nominate by notice to the Vendor are appointed as directors of PSS in place of the existing "A" Directors (as defined in the Shareholders'
Deed), subject to the receipt of duly signed consents to act of such persons; and

(b) the transfer of the PSS Shares to the PSS Shares Purchaser (subject to the payment of stamp duty on the instruments of transfer which shall be borne by the PSS Shares Purchaser), the cancellation of the existing share certificates for the PSS Shares and the sealing and delivery by PSS to the PSS Shares Purchaser of new share certificates for the PSS Shares in the name of the PSS Shares Purchaser are each approved.

10.   PASSING OF PROPERTY

10.   1Property in all of the Assets will pass to the Business
Purchaser (and, in particular, the Business Purchaser will become entitled to the benefit of the Goodwill) on payment by the Business Purchaser of the amount payable on the First Completion
Date.

10.2Property in all of the Fortronic Shares shall pass to the Fortronic Shares Purchaser on payment by the Fortronic Shares
Purchaser of the amount payable on the First Completion Date.

10.3Property in all of the PSS Shares shall pass to the PSS
Shares Purchaser on payment by the PSS Shares Purchaser of the amount payable on the PSS Completion Date.

11.   RISK

All Assets remain at the risk of the Vendor until First
Completion.

12.   BOOK DEBTS

12.1The Book Debts will remain the property of the Vendor and the Vendor may require payment, and institute proceedings for the recovery, of any such Book Debts.

12.2The Vendor requests and authorises the Business Purchaser to collect and receive payment of any of the Book Debts and in the ordinary course of carrying on the Business, the Business Purchaser shall, for a period of three months after the First Completion Date, use its best endeavours to collect those debts.

12.3If, after First Completion, the Business Purchaser receives any amount which is expressed to be made in payment of any Book Debt, the Business Purchaser shall pay it to the Vendor within 7 days of receipt and in the meantime shall hold it in trust for the Vendor.

12.4If, after First Completion, the Business Purchaser receives a payment from any customer of the Business which is not expressly appropriated by the customer in favour of the Vendor or the Business Purchaser, then that payment will be applied in payment of the Book Debts (other than a Book Debt subject to a dispute in good faith).

12.5The Vendor shall forward to each customer of the Business who at First

Completion is indebted to the Vendor a letter in a form approved by the Business Purchaser advising those customers of the sale contemplated by this Agreement.

13.   MOTOR VEHICLES

The cost of any notice of disposal and any roadworthiness certificate required to be obtained in relation to any motor vehicle shall be borne by the Vendor but the costs of the preparation and lodging of any notices of acquisition or other documents required to be lodged under the relevant motor vehicle legislation and all stamp and other duties payable with respect to the transfer of ownership of the vehicles shall be borne by the Business Purchaser.

14.   EMPLOYEES

14.1At least fourteen (14) Business Days prior to First Completion, the Business Purchaser will offer or procure an offer of employment, conditional on First Completion and effective from First Completion, to all of the employees listed in the Employee List and any other persons employed by the Vendor or CP in relation to the Business prior to First Completion on terms and conditions which, taken as a whole for each such employee, are no less favourable than the terms of employment of, and involve substantially the same duties as those of, the employee with the Vendor or CP (as the case may be) at the First Completion Date.

14.2If any employee accepts an offer of employment made pursuant to Clause 14.1 (an "acquired employee") then the Vendor or CP (as the case may be) shall immediately release that employee from his or her employment with effect from First Completion.

14.3Each party shall use its best endeavours to ensure that all of the employees to whom offers of employment are made pursuant to Clause 14.1 accept the offers made.

14.4The Vendor undertakes to the Business Purchaser and the Fortronic Shares Purchaser that the Vendor will ensure that the Business Purchaser and Fortronic are permitted to be participating employers of the CP Funds in respect of LM Transferring Members and Fortronic Transferring Members (as the case may be) throughout the LM and Fortronic Transitional Period to enable suitable arrangements to be made for LM Transferring Members and Fortronic Transferring Members to transfer into the Purchaser's Fund.

14.5During the LM and Fortronic Transitional Period the Business
Purchaser

shall, and the Fortronic Shares Purchaser shall procure that Fortronic shall, in their capacity as participating employers of the CP Funds contribute to the relevant CP Funds, on a monthly basis (with the payment for each calendar month to be made within 30 days after the end of the calendar month), in respect of each LM Transferring Member and each Fortronic Transferring Member for so long as he or she remains in employment with the Business Purchaser or Fortronic (as the case may be) :

(a) $ [CT REQUESTED] of the salary (as defined in the trust deed of the Containers Packaging Superannuation Fund) of each LM Transferring Member and Fortronic Transferring Member who is a member of the Containers Packaging Superannuation Fund; and

(b) $ [CT REQUESTED] of the salary (as defined in the trust deed of the Containers Packaging Superannuation Benefits Plan) of each LM Transferring Member and Fortronic Transferring Member who is a member of the Containers Packaging Superannuation Benefits Plan,

PROVIDED THAT:

(i) if the Purchaser's Actuary notifies the Vendor by the date five days prior to the First Completion Date that he or she does
not agree with the percentages set out in paragraphs (a)   and
(b) of this Clause, the disagreement shall be determined in accordance with the provisions of Clause 14.12. However, until such time as the disagreement is determined in accordance with Clause 14.12 the Business Purchaser and Fortronic shall continue to contribute according to the percentages set out in paragraphs
(a)   and (b)   of this Clause; and

(ii) neither the Business Purchaser nor Fortronic is required to make any contributions in respect of any LM Transferring Member or Fortronic Transferring Member while that member's contributions are suspended in accordance with the trust deed of the relevant CP Fund because he or she is absent from service with the Business Purchaser or Fortronic (as the case may be) or because of any other circumstances as a result of which the Business Purchaser or Fortronic is not required to make contributions in respect of any LM Transferring Member or Fortronic Transferring Member, under the trust deed of the relevant CP Fund.

14.6Between the First Completion Date and the end of the LM and Fortronic Transitional Period:

(a) the Vendor must ensure that no amendment is made to the terms of either CP Fund which would affect the value of the entitlements of any LM Transferring Members or Fortronic Transferring Members without the prior consent of the Business Purchaser or Fortronic (as the case may be), which consent must not be unreasonably withheld;

(b) the Vendor must ensure that no action is taken which would cause either CP Fund to terminate without prior notification by the Vendor to the Business Purchaser and Fortronic; and

(c) subject to the Business Purchaser and Fortronic meeting their obligations, to contribute to the CP Funds, under Clause 14.5, the Vendor must use reasonable endeavours to ensure that a supplemental insurance policy is taken out and maintained by each CP Fund in relation to LM Transferring Members and Fortronic Transferring Members which:

(i) insures the same component of the death, total and permanent disablement and temporary total disablement benefits as is insured in respect of them by that CP Fund immediately before the First Completion Date; and

(ii) is otherwise in the same terms as the insurance policy which applies to them immediately before the First Completion
Date.

14.7It is acknowledged and agreed that:

(a) the premiums and any other amounts (including, without limitation, any duties or charges) expected to be payable by each CP Fund under, or in relation to, the relevant Policy have been taken into account in determining the percentages specified in Clause 14.5;

(b) the Vendor will notify the Business Purchaser and Fortronic, within five (5) days (or such shorter period as may be agreed between the Vendor and the Business Purchaser or Fortronic) before the First Completion Date, if either CP Fund has failed to take out and maintain a Policy; and

(c) if at the end of the LM and Fortronic Transitional Period the Vendor notifies the Business Purchaser and Fortronic that the premiums and any other amounts (including, without limitation, any duties or charges) actually paid by each CP Fund are more than the premiums and amounts referred to in paragraph (a) , and the Vendor provides the Business Purchaser and Fortronic with appropriate details relating to those actual premiums and other amounts and also relating to those premiums and amounts referred
to in paragraph (a)   (above), then the Business Purchaser and
Fortronic shall pay to the trustee of the relevant CP Fund, or the trustees of the CP Funds (as the case may be), by close of business on the seventh day after the LM and Fortronic Payment Date, the amount by which the premiums and other amounts (including, without limitation, any duties or charges) actually paid by each CP Fund exceed the premiums and amounts referred to
in paragraph (a)   above.

14.8The Business Purchaser and the Fortronic Shares Purchaser acknowledge and agree that, at the end of the LM and Fortronic Transitional Period, the Business Purchaser and Fortronic will cease to be participating employers under each CP Fund and that the relevant provisions of the trust deed of each CP Fund relating to a participating employer leaving the relevant CP Fund will apply in respect of the LM Transferring Members and the Fortronic Transferring Members who are members of the relevant CP Fund at the end of the LM and Fortronic Transitional Period.

14.9The Business Purchaser shall do, and the Fortronic Shares
Purchaser shall ensure that Fortronic does, all that is necessary to ensure that they cease to be participating employers under the CP Funds in accordance with the provisions of Clause 14.8.

14.10The Business Purchaser and the Fortronic Shares Purchaser shall ensure that:

(a) subject to receipt of the CP Transfer Amount by the Purchaser's Fund under Clause 14.13 or 14.14 (as the case may be) the Purchaser's Fund confers on the relevant LM Transferring
Member or Fortronic Transferring Member in respect of his or her period of membership of the relevant CP Fund benefits [CT
REQUESTED]; and

(b)  each LM Transferring Member and each Fortronic Transferring
Member is offered membership of the Purchaser's Fund as soon as possible after it is nominated.

14.11As soon as practicable after the LM and Fortronic Member
Transfer Date, the Vendor must cause the Vendor's Actuary to make a calculation as at that date of the CP Transfer Amount in respect of each LM Transferring Member and Fortronic Transferring
Member.

14.12In the event of any of the following:

(a) the Purchaser's Actuary disputing the calculation by the Vendor's Actuary under Clause 14.11; or

(b) the Vendor's Actuary and the Purchaser's Actuary failing to reach agreement regarding:

(i)  the percentages set out in Clauses 14.5(a)   and (b)   by
the date five days prior to the First Completion Date; or

(ii)  the adjustments under Clause 14.14,

the dispute or disagreement is to be determined by an actuary appointed jointly by the Vendor and the Business Purchaser or, if they do not agree on the person to be appointed within fourteen
(14) days of one party requesting appointment, the actuary appointed by the President for the time being of the Institute of Actuaries of Australia at the request of either the Vendor or the Business Purchaser. The decision of the actuary is to be conclusive and binding on the parties, in the absence of manifest error, and is to apply in substitution for the amounts calculated under Clause 14.11, or the percentages set out in Clause 14.5, or for the purposes of Clause 14.14 (as the case may be). The Vendor and the Business Purchaser must each pay one half of the actuary's costs and expenses in connection with the reference. The actuary is to be appointed as an expert and not as an arbitrator. The actuary will have an absolute discretion in deciding the procedures for determination of the dispute or disagreement.

14.13In respect of each LM Transferring Member and each Fortronic Transferring Member who accepts membership of the Purchaser's Fund and who consents to transfer his or her CP Transfer Amount to the Purchaser's Fund, the Vendor shall use its best endeavours to ensure that the trustee of the relevant CP Fund pays to the Purchaser's Fund (subject to such conditions relating to preservation or otherwise as are necessary in the opinion of the trustee of the relevant CP Fund to preserve the taxation concessions available to that fund) the relevant CP Transfer Amount together with interest (accruing daily) on the CP Transfer Amount from the LM and Fortronic Member Transfer Date until the LM and Fortronic Payment Date at the percentage rate equal to the then current declared earning rate of the relevant CP Fund (as determined under the trust deed of the relevant CP Fund from time to time) PROVIDED THAT if such interest rate would otherwise be negative it shall be taken to be nil for these purposes.

14.14If the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.13) is not paid in full on the LM and Fortronic Payment Date, the Vendor shall pay to the trustee of the Purchaser's Fund by close of business on the seventh day after the LM and Fortronic Payment Date an amount equal to:

(a) any shortfall between the payments made by the trustees of the CP Funds to the trustee of the Purchaser's Fund under Clause
14.13 and the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.13); or

(b)  if no such payment is made, the total of the CP Transfer
Amounts (including any interest payable on the CP Transfer
Amounts under Clause 14.13),

PROVIDED THAT the shortfall amount or the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.13) (as the case may be) shall be adjusted to cover the period between the LM and Fortronic Payment Date and the date on which payment is actually made as agreed by the Vendor's Actuary and the Purchaser's Actuary or, in the absence of agreement, in accordance with Clause 14.12. If the payment by the Vendor will attract tax in the Purchaser's Fund it shall be increased so that the amount remaining after provision for tax represents the shortfall amount or the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.13) (as the case may be).

14.15The Vendor shall be responsible (and shall indemnify the relevant Purchaser against all claims) for:

(a) the salary and wages (including any allowances or benefits) of all the acquired employees arising from service in respect of the period up to and including the First Completion Date, from which date the relevant Purchaser will be responsible for them; and

(b) all taxes (including fringe benefits tax and payroll tax) payable on the salary and wages (including any allowances or benefits) of all the acquired employees arising from service in respect of the period up to and including the First Completion Date (whether such taxes become due before, on or after the First Completion Date).

14.16Subject to performance of the obligations of the Vendor under Clause 14.15, the relevant Purchaser shall be responsible
(and shall indemnify the Vendor against all claims) for:

(a) salary and wages (including any allowances or benefits), holiday pay (including applicable loadings), and other leave entitlements which are or may become payable to any acquired employee under any contract of employment, award or statutory entitlement arising from service after the First Completion Date; and

(b) all taxes (including fringe benefits tax and payroll tax) payable on the salary and wages (including any allowances or benefits) of all the acquired employees arising from service after the First Completion Date.

14.17The Vendor shall indemnify the relevant Purchaser against all Liabilities in respect of all workers' compensation, common law and any other claims in relation to any acquired employee arising from service prior to and including the First Completion Date. The relevant Purchaser shall indemnify the Vendor against all Liabilities in respect of all workers' compensation, common law and any other claims in relation to any acquired employee arising from service after the First Completion Date.

14.18Clauses 14.19 to 14.29 inclusive of this Clause 14 shall apply only if the conditions referred to in Clause 16 have been satisfied by [CT REQUESTED] or such later date as the parties may agree.

14.19Subject to Clause 14.18, the Vendor undertakes to the PSS Shares Purchaser that the Vendor will ensure that PSS is permitted to remain as a participating employer of the CP Funds in respect of PSS Transferring Members throughout the PSS Transitional Period to enable suitable arrangements to be made for PSS Transferring Members to transfer into the Purchaser's Fund.

14.20Subject to Clause 14.18, during the PSS Transitional Period the PSS Shares Purchaser shall procure PSS in its capacity as a participating employer of the CP Funds to contribute to the relevant CP Funds on a monthly basis (with the payment for each calendar month to be made within 30 days after the end of the calendar month), in respect of each PSS Transferring Member for so long as he or she remains in employment with PSS:

(a) [CT REQUESTED] of the salary (as defined in the trust deed of the Containers Packaging Superannuation Fund) of each PSS
Transferring Member who is a member of the Containers Packaging
Superannuation Fund; and

(b) [CT REQUESTED] of the salary (as defined in the trust deed of the Containers Packaging Superannuation Benefits Plan) of each
PSS Transferring Member who is a member of the Containers
Packaging Superannuation Benefits Plan,

PROVIDED THAT:

(i) if the Purchaser's Actuary notifies the Vendor by the date five days prior to the First Completion Date that he or she does
not agree with the percentages set out in paragraphs (a)   and
(b) of this Clause the disagreement shall be determined in accordance with the provisions of Clause 14.27. However, until such time as the disagreement is determined in accordance with Clause 14.27 PSS shall continue to contribute according to the
percentages set out in paragraphs (a)   and (b)   of this Clause;
and

(ii) PSS is not required to make any contributions in respect of any PSS Transferring Member while that member's contributions are suspended in accordance with the trust deed of the relevant CP Fund because he or she is absent from service with PSS or because of any other circumstances as a result of which PSS is not required to make contributions, in respect of any PSS Transferring Member, under the trust deed of the relevant CP Fund.

14.21Subject to Clause 14.18, between the PSS Completion Date and the end of the PSS Transitional Period:

(a) the Vendor must ensure that no amendment is made to the terms of either CP Fund which would affect the value of the entitlements of the PSS Transferring Members without the prior consent of PSS which consent must not be unreasonably withheld; and

(b) the Vendor must ensure that no action is taken which will cause either CP Fund to terminate without prior notification by the Vendor to PSS; and

(c) subject to PSS meeting its obligations to contribute to the CP Funds under Clause 14.20 the Vendor must use reasonable endeavours to ensure that a supplemental insurance policy is taken out and maintained by each CP Fund in relation to PSS Transferring Members which:

(i) insures the same component of the death, total and permanent disablement and temporary total disablement benefits as is insured in respect of them by that CP Fund immediately before the PSS Completion Date; and

(ii) is otherwise in the same terms as the insurance policy which applies to them immediately before the PSS Completion Date.

14.22Subject to Clause 14.18 it is acknowledged and agreed that:

(a) the premiums and any other amounts (including, without limitation, any duties or charges) expected to be payable by each CP Fund under or in relation to the relevant Policy have been taken into account in determining the percentages specified in Clause 14.20;

(b) the Vendor will notify PSS, within five (5) days (or such shorter period as may be agreed between the Vendor and PSS) before the PSS Completion Date, if either CP Fund has failed to take out and maintain a Policy; and

(c) if at the end of the PSS Transitional Period, the Vendor notifies PSS that the premiums and any other amounts (including, without limitation, any duties or charges) actually paid by each CP Fund are more than the premiums and amounts referred to in
paragraph (a)   above, and the Vendor provides PSS with
appropriate details relating to those actual premiums and other amounts and also relating to those premiums and amounts referred
to in paragraph (a)   above, then PSS shall pay to the trustee of
the relevant CP Fund, or the trustees of the CP Funds (as the case may be), by close of business on the seventh day after the PSS Payment Date, the amount by which the premiums and other amounts (including, without limitation, any duties or charges) actually paid by each CP Fund exceed the premiums and amounts
referred to in paragraph (a)   above.

14.23Subject to Clause 14.18, the PSS Shares Purchaser acknowledges and agrees that, at the end of the PSS Transitional Period, PSS will cease to be a participating employer under each CP Fund and that the relevant provisions of the trust deed of each CP Fund relating to a participating employer leaving the relevant CP Fund will apply in respect of the PSS Transferring Members who are members of the relevant CP Fund at the end of the PSS Transitional Period.

14.24Subject to Clause 14.18, the PSS Shares Purchaser shall ensure that PSS does all that is necessary to ensure that it ceases to be a participating employer under the CP Funds in accordance with the provisions of Clause 14.23.

14.25Subject to Clause 14.18, the PSS Shares Purchaser shall ensure that:

(a) subject to receipt of the CP Transfer Amount by the Purchaser's Fund under Clause 14.28 or 14.29 (as the case may be) the Purchaser's Fund confers on the relevant PSS Transferring Member in respect of his or her period of membership of the relevant CP Fund benefits which taken as a whole are not less favourable than those under that CP Fund immediately before the PSS Completion Date; and

(b) each PSS Transferring Member is offered membership of the Purchaser's Fund as soon as possible after it is nominated.

14.26Subject to Clause 14.18 as soon as practicable after the PSS
Member Transfer Date, the Vendor must cause the Vendor's Actuary to make a calculation as at that date of the CP Transfer Amount in respect of each PSS Transferring Member.

14.27Subject to Clause 14.18, in the event of any of the following:

(a) the Purchaser's Actuary disputing the calculation by the Vendor's Actuary under Clause 14.26; or

(b) the Vendor's Actuary and the Purchaser's Actuary failing to reach agreement regarding:

(i)  the percentages set out in Clauses 14.20(a)   and (b)   by
the date five days prior to the First Completion Date; or

(ii)  the adjustments under Clause 14.29,

the dispute or disagreement is to be determined by an actuary appointed jointly by the Vendor and PSS or, if they do not agree on the person to be appointed within fourteen (14) days of one party requesting appointment, the actuary appointed by the President for the time being of the Institute of Actuaries of Australia at the request of either the Vendor or PSS. The decision of the actuary is to be conclusive and binding on the parties, in the absence of manifest error and is to apply in substitution for the amounts calculated under Clause 14.26, or the percentages set out in Clause 14.20, or for the purposes of Clause 14.29 (as the case may be). The Vendor and PSS must each pay one half of the actuary's costs and expenses in connection with the reference. The actuary is to be appointed as an expert and not as an arbitrator. The actuary will have an absolute discretion in deciding the procedures for determination of the dispute or disagreement.

14.28Subject to Clause 14.18, in respect of each PSS Transferring Member who accepts membership of the Purchaser's Fund and who consents to transfer his or her CP Transfer Amount to the Purchaser's Fund, the Vendor shall use its best endeavours to ensure that the trustee of the relevant CP Fund pays to the Purchaser's Fund (subject to such conditions relating to preservation or otherwise as are necessary in the opinion of the trustee of the relevant CP Fund to preserve the taxation concessions available to that fund) the relevant CP Transfer Amount together with interest (accruing daily) on the CP Transfer Amount from the PSS Member Transfer Date until the PSS Payment Date at the percentage rate equal to the then current declared earning rate of the relevant CP Fund (as determined under the trust deed of the relevant CP Fund from time to time) PROVIDED THAT if such interest rate would otherwise be negative it shall be taken to be nil for these purposes.

14.29If the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.28) is not paid in full on the PSS Payment Date, the Vendor shall pay to the trustee of the Purchaser's Fund by close of business on the seventh day after the PSS Payment Date an amount equal to:

(a) any shortfall between the payments made by the trustees of the CP Funds to the trustee of the Purchaser's Fund under Clause
14.28 and the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.28); or

(b)  if no such payment is made, the total of the CP Transfer
Amounts (including any interest payable on the CP Transfer
Amounts under Clause 14.28),

PROVIDED THAT the shortfall amount or the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.28) (as the case may be) shall be adjusted to cover the period between the PSS Payment Date and the date on which payment is actually made as agreed by the Vendor's Actuary and the Purchaser's Actuary or, in the absence of agreement, in accordance with Clause 14.27. If the payment by the Vendor will attract tax in the Purchaser's Fund it shall be increased so that the amount remaining after provision for tax represents the shortfall amount or the total of the CP Transfer Amounts (including any interest payable on the CP Transfer Amounts under Clause 14.28) (as the case may be).

14.30The Vendor must use reasonable endeavours to ensure that both before and after the First Completion Date and the PSS Completion Date (as the case may be), the relevant Purchaser and the trustee of the Purchaser's Fund and any actuary appointed by either of them are provided with all records and information which they may reasonably require (including detailed information concerning each of the LM Transferring Members, Fortronic Transferring Members and PSS Transferring Members and their participation in the CP Funds) in order to verify the correctness of any calculations or values to be ascertained for the purposes of this Agreement and to enable the relevant Purchaser and the trustee of the Purchaser's Fund to take over responsibility for and administer superannuation arrangements for these LM Transferring Members, Fortronic Transferring Members and PSS Transferring Members. This obligation extends, without limitation, to any records, information or systems which are recorded, maintained or otherwise dependent on any computerised or similar system or service.

14.31The CP Transfer Amount paid under Clause 14.13 or 14.28 or the amounts paid under Clause 14.14 or 14.29 must be paid in cash unless the trustee of the Purchaser's Fund in its absolute discretion agrees to accept other assets.

14.32For the purposes of this Clause 14, the following expressions shall have the following meanings:

CP Funds means the Containers Packaging Superannuation Fund and the Containers Packaging Superannuation Benefits Plan.

CP Transfer Amount means:

(a)  in respect of each LM Transferring Member or Fortronic
Transferring Member:

(i) if the member has any [CT REQUESTED], the aggregate of the member's total accumulation account balances (where appropriate) in the relevant CP Fund at the LM and Fortronic Member Transfer
Date including the member's:

(a)  [CT REQUESTED] as defined in the trust deeds of the CP
Funds;

(b)  [CT REQUESTED] as defined in the trust deeds of the CP
Funds;

(C)[CT REQUESTED] as defined in the trust deed of the Containers
Packaging Superannuation Benefits Plan; and

(D)[CT REQUESTED] as defined in the trust deed of Containers
Packaging Superannuation Fund;

(ii) if the member has any other benefit or interest in either of the CP Funds an amount equal to the [CT REQUESTED] under the relevant CP Fund in respect of that LM Transferring Member or Fortronic Transferring Member as determined in accordance with Clauses 14.11 and 14.12 (as the case may be); and

(iii) any amount transferred into the CP Fund which is not otherwise taken into account in the CP Transfer Amount under (a)
(i)   and (ii)  ;

(b)  in respect of each PSS Transferring Member:

(i) if the member has any [CT REQUESTED], the aggregate of the member's total accumulation account balances (where appropriate) in the relevant CP Fund at the PSS Member Transfer Date including the member's:

(a)  [CT REQUESTED] as defined in the trust deeds of the CP
Funds;

(b)  [CT REQUESTED] as defined in the trust deeds of the CP
Funds;

(C)[CT REQUESTED] as defined in the trust deed of the Containers
Packaging Superannuation Benefits Plan; and

(D)[CT REQUESTED] as defined in the trust deed of Containers
Packaging Superannuation Fund;

(ii) if the member has any other benefit or interest in either of the CP Funds an amount equal to the actuarial reserve under the relevant CP Fund in respect of that PSS Transferring Member as determined in accordance with Clauses 14.26 and 14.27 (as the case may be); and

(iii) any amount transferred into the CP Fund which is not otherwise taken into account in the CP Transfer Amount under (b)
(i)   and (ii)  ,

PROVIDED HOWEVER that if the Purchaser's Actuary considers that the methodology or assumptions used for the purposes of this
definition, and set out in paragraphs (a)   and (b)   (as the
case may be), are manifestly unreasonable and has notified the Vendor prior to the date five days prior to the First Completion Date of the basis on which the Purchaser's Actuary considers that the methodology or assumptions are manifestly unreasonable, then:

(iv) the Vendor and the relevant Purchaser shall meet forthwith to attempt to resolve the disagreement;

(v)  if the disagreement is not resolved pursuant to
sub-paragraph (i)   of this proviso within fourteen (14) Business
Days after the date five days prior to the First Completion Date, then, unless the parties agree within a further five (5) Business Days on the person to be appointed as the actuary to determine the matter the actuary shall be appointed by the President for the time being of the Institute of Actuaries of Australia at the request of either the Vendor or the relevant Purchaser;

(vi) if an actuary is appointed pursuant to sub-paragraph (ii) of this proviso the actuary shall be bound to accept the methodology and the assumptions used for the purposes of this
definition, and set out in paragraphs (a)   and (b)   (as the
case may be), unless the relevant Purchaser satisfies the actuary that the methodology or those assumptions are manifestly unreasonable. The determination of the actuary in this regard shall be conclusive and binding on the parties;

(vii)  if the relevant Purchaser satisfies the actuary in
accordance with sub-paragraph (iii)   of this proviso that the
methodology or assumptions used for the purposes of this
definition, and set out in paragraphs (a)   and (b)   (as the
case may be), are manifestly unreasonable then the actuary shall determine the appropriate methodology or assumptions (as the case may be) having regard to all relevant considerations. The decision of the actuary in this regard shall be conclusive and binding on the parties, in the absence of manifest error, and is to apply in substitution for the terms of this definition;

(viii) the actuary shall have an absolute discretion in deciding the procedures for determining the disagreement;

(ix) the actuary is to be appointed as an expert and not as an arbitrator;

(x)  the actuary shall make a determination under sub-paragraph
(iii)   of this proviso, and if required under sub-paragraph (iv)

 of this proviso, within ten (10) Business Days, or such longer period as the parties may agree, after the actuary's appointment;

(xi) the costs and expenses associated with the actuary's appointment shall be paid as follows:

(a)  if the actuary is not satisfied as required by sub-
paragraph (iii)   of this proviso - by the relevant Purchaser;
and

(b) in all other cases - the Vendor and the relevant Purchaser shall each pay one half.

Fortronic Transferring Member means a member of either of the CP Funds who is or who becomes employed by Fortronic immediately before the First Completion Date or during the LM and Fortronic Transitional Period, except that such a person who dies, becomes totally and permanently disabled or who ceases to be employed by Fortronic before the LM and Fortronic Member Transfer Date will cease to be a Fortronic Transferring Member from the date of the relevant event.

LM and Fortronic Member Transfer Date means the date or dates on which LM Transferring Members and Fortronic Transferring Members become members of the Purchaser's Fund pursuant to this Clause
14.

LM and Fortronic Payment Date means the date or dates which is or are fourteen (14) days after the date or dates on which the CP
Transfer Amount is calculated under Clause 14.11 or 14.12 (as the case may be).

LM and Fortronic Transitional Period means a period of [CT REQUESTED] months (or such shorter period as may be agreed between the Vendor and the Business Purchaser or Fortronic (as the case may be)) after the First Completion Date so as to enable suitable arrangements to be made for LM Transferring Members and Fortronic Transferring Members to transfer into the Purchaser's Fund.

LM Transferring Member means a member of either of the CP Funds who accepts the Business Purchaser's offer of employment made pursuant to Clause 14.1 or who becomes employed by the Business Purchaser during the LM and Fortronic Transitional Period, except that such a person who dies, becomes totally and permanently disabled or who ceases to be employed by the Business Purchaser before the LM and Fortronic Member Transfer Date will cease to be a LM Transferring Member from the date of the relevant event.

Policy means the supplemental insurance policy or policies
referred to in Clause 14.6(c)   or Clause 14.21(c)  .

PSS Member Transfer Date means the date or dates on which the PSS
Transferring Members become Members of the Purchaser's Fund pursuant to this Clause 14.

PSS Payment Date means the date or dates which is or are fourteen
(14) days after the date or dates on which the CP Transfer Amount is or are calculated under Clause 14.26 or 14.27 (as the case may be).

PSS Transferring Member means a member of either of the CP Funds who is or who becomes employed by PSS immediately before the PSS Completion Date or during the PSS Transitional Period except that such a person who dies, becomes totally and permanently disabled or who ceases to be employed by PSS before the PSS Member Transfer Date will cease to be a PSS Transferring Member from the date of the relevant event.

PSS Transitional Period means a period of [CT REQUESTED] (or such shorter period as may be agreed between the Vendor and PSS) after the PSS Completion Date so as to enable suitable arrangements to be made for PSS Transferring Members to transfer into the Purchaser's Fund.

Purchaser's Actuary means an actuary (or a company or firm making available the advice of an actuary) appointed by the Business
Purchaser for the purposes of this Clause 14.

Purchaser's Fund means a superannuation fund or funds nominated in writing by the relevant Purchaser to the Vendor within six months after the First Completion Date or the PSS Completion Date (as the case may be) which is or are capable of being a complying superannuation fund or complying superannuation funds for the purposes of the Tax Act.

Vendor's Actuary means the actuary (or company or firm making available the advice of an actuary) appointed in accordance with the provisions of the trust deed of the relevant CP Fund.

14A.   PSS EMPLOYEES

14A.1This Clause 14A shall apply only if the conditions referred to in Clause 16 have been satisfied by 15 October 1996 or such later date as the parties agree.

14A.   2At least fourteen (14) Business Days prior to PSS
Completion, the PSS

Shares Purchaser will offer or procure an offer of employment, conditional on PSS Completion and effective from PSS Completion, to all of the PSS Employees on terms and conditions which, taken as a whole for each such employee, are no less favourable than the terms of employment of, and involve substantially the same duties as those of, the employee with CP at the PSS Completion Date.

14A.3If a PSS Employee accepts an offer of employment (a "PSS
Acquired Employee") then the Vendor or CP (as the case may be) shall immediately release that employee from his or her employment with effect from PSS Completion.

14A.4Each party shall use its best endeavours to ensure that all of the PSS

Employees accept the offers made.

14A.5The Vendor shall be responsible (and shall indemnify the PSS
Shares Purchaser against all claims) for:

(a) the salary and wages (including any allowances or benefits) of all the PSS Acquired Employees arising from service in respect of the period up to and including the PSS Completion Date, from which date the PSS Shares Purchaser will be responsible for them; and

(b) all taxes (including fringe benefits tax and payroll tax) payable on the salary and wages (including any allowances or benefits) of all the PSS Acquired Employees arising from service in respect of the period up to and including the PSS Completion Date (whether such taxes become due before, on or after the PSS Completion Date).

14A.6Subject to performance of the obligations of the Vendor under Clause 14A.5, the PSS Shares Purchaser shall be responsible
(and shall indemnify the Vendor against all claims) for:

(a) salary and wages (including any allowances or benefits), holiday pay (including applicable loadings), and other leave entitlements which are or may become payable to any PSS Acquired Employee under any contract of employment, award or statutory entitlement arising from service after the PSS Completion Date; and

(b) all taxes (including fringe benefits tax and payroll tax) payable on the salary and wages (including any allowances or benefits) of all the PSS Acquired Employees arising from service after the PSS Completion Date.

14A.   7The Vendor shall indemnify the PSS Shares Purchaser
against all Liabilities in respect of all workers' compensation, common law and any other claims in relation to any acquired employee arising from service prior to and including the PSS Completion Date. The PSS Shares Purchaser shall indemnify the Vendor against all Liabilities in respect of all workers' compensation, common law and any other claims in relation to any acquired employee arising from service after the PSS Completion Date.

15.CONDITIONS

15.1This Agreement is conditional on:

(a) ABN New Zealand Limited and the Purchasers' Guarantor executing on the date of this Agreement the NZ Sale Agreement (it being acknowledged that First Completion of this Agreement is conditional upon completion of the NZ Sale Agreement and vice versa);

(b) the novation or assignment of the Material Contracts to the Business Purchaser;

(c) the parties to the Fortronic Material Contracts consenting to the sale of the Fortronic Shares for the purposes of the Fortronic Material Contract to which they are a party;

(d)  the assignment of the Material Leases to the Business
Purchaser;

(e) no material adverse change in the Assets, the Liabilities, trading or financial position, profitability, operations, management or prospects of the Business taking place between the date of execution of this Agreement and the First Completion Date resulting in the Senior Debt Provider(s) failing to provide funding to the Purchasers or the Purchasers' Guarantor in accordance with the terms of the Senior Debt Facilities Terms Sheet;

(f) [CT REQUESTED], the Business Purchaser and the Vendor executing the [CT REQUESTED] Deeds of Assignment and Variation;

(g) the execution of such documents as the Vendor shall require providing for the advance by the Vendor or its nominee of funds to the Purchasers' Guarantor upon such terms and conditions as the Vendor shall reasonably require provided that the terms and conditions are consistent with the terms set out in the Subordinated Debt Terms Sheet;

(h) if there is a Shortfall (as defined in the Underwriting Agreement), the execution of a Shareholders Agreement by ABNH and the Vendor or its nominee substantially on the terms set out in the terms sheet contained in Schedule 2 to the Underwriting Agreement; and

(i) the execution of a new agreement or agreements to replace the agreements (Replacement Agreements) referred to in Schedule 8 (Former Agreements) which Replacement Agreements shall be on terms not substantially less favourable to the Vendor than the Former Agreements.

15.2The Purchasers may waive any of the conditions referred to in
Clauses 15.1(b)  -(f)   inclusive.

15.3The parties shall each co-operate with the other and do all things reasonably necessary to procure that this Agreement does become binding under this Clause.

15.4Without limiting the generality of Clause 15.3:

(a) every party shall, and the Vendor shall cause the Companies to, make all necessary and appropriate applications and supply all necessary and appropriate information for the purpose of enabling this Agreement to become binding under this Clause;

(b)  no party may withdraw or procure the withdrawal of any
application made or information supplied under paragraph (a)   of
this Clause 15.4;

(c) no party may take any action that would or would be likely to prevent or hinder completion of this Agreement if this Agreement becomes binding; and

(d) each party shall supply to the other copies of all applications made and all information supplied for the purpose of enabling this Agreement to become binding under this Clause.

15.5If any of the conditions referred to in this Clause have not been fulfilled by 31 May 1996 or such later date as the parties agree, this Agreement will cease and be of no further effect and afterwards no party will have any rights or obligations under it except that the Purchasers and the Purchasers' Guarantor shall ensure that all information obtained by any of them (or any of their employees or agents) relating to the Business, the Assets, the Shares and the Companies is kept entirely secret and confidential and is not disclosed nor made use of in any way or by any person without the prior consent of the Vendor.

16.SALE OF PSS SHARES

16.1The sale of the PSS Shares pursuant to this Agreement is conditional on:

(a) [CT REQUESTED] rights in relation to the PSS Shares arising pursuant to the Shareholders' Deed; or

(b)  [CT REQUESTED] under Section 5.3 of the Shareholders' Deed;
and

(c) [CT REQUESTED] consenting to the sale of the PSS Shares for the purposes of the PSS Lease to which they are a party; and

(d)  the parties to the [CT REQUESTED] to the sale of the PSS
Shares for the purposes of the PSS Material Contract to which they are a party.

16.2[CT REQUESTED] pursuant to this Agreement is also conditional on the PSS Shares Purchaser entering into an agreement with BABN pursuant to which the PSS Shares Purchaser agrees to assume and perform the obligations of the Vendor under Section 5 of the Shareholders' Deed.

16.3The Purchasers shall co-operate with the Vendor and do all things reasonably necessary to procure that the sale of the PSS Shares does become binding under this Clause. The Vendor shall co-operate with the Purchasers and shall use its best endeavours to procure that the sale of the PSS Shares does become binding under this Clause, including without limitation, exercising and otherwise pursuing its rights under the Shareholders' Deed.

16.4Without limiting the generality of Clause 16.3:

(a) every party shall, and the Vendor shall cause PSS to, make all necessary and appropriate applications and supply all necessary and appropriate information for the purpose of enabling the sale of the PSS Shares to become binding under this Clause;

(b)  no party may withdraw or procure the withdrawal of any
application made or information supplied under paragraph (a)   of
this Clause 16.4;

(c) no party may take any action that would or would be likely to prevent or hinder completion of the sale of the PSS Shares if the sale of the PSS Shares becomes binding; and

(d) each party shall supply to the other copies of all applications made and all information supplied for the purpose of enabling the sale of the PSS Shares to become binding under this Clause.

16.5If the conditions referred to in Clauses 16.1(c)   and
16.1(d)   have not been fulfilled by [CT REQUESTED] or such later
date as the parties may agree;

(a) the sale of the PSS Shares pursuant to this Agreement will not occur; and

(b) all provisions of this Agreement relating to the sale of the PSS Shares will cease and be of no further effect (insofar as they relate to the sale of the PSS Shares).

16.6If any of the other conditions referred to in this Clause have not been fulfilled by [CT REQUESTED] or such later date as the parties may agree;

(a) the sale of the PSS Shares pursuant to this Agreement will not occur; and

(b) all provisions of this Agreement relating to the sale of the PSS Shares will cease and be of no further effect (insofar as they relate to the sale of the PSS Shares).

17.   NON-COMPETITION

17.1For the sole purpose of protecting the Purchasers in respect of the Goodwill of the Business, the Fortronic Business and the PSS Business, the Vendor hereby undertakes to the Purchasers that neither it nor any of its Related Bodies Corporate will for a period of:

(a)  [CT REQUESTED];

(b)  [CT REQUESTED];

(c)  [CT REQUESTED];

(d)  [CT REQUESTED];

(e)  [CT REQUESTED];

and within:

(i)  [CT REQUESTED];

(ii)  [CT REQUESTED];

(iii)  the State of [CT REQUESTED];

(iv)  the State of [CT REQUESTED];

(v)  the State of [CT REQUESTED];

(vi)  the State of [CT REQUESTED];

(vii)  the [CT REQUESTED];

(viii)  the [CT REQUESTED];

(ix)  anywhere in the [CT REQUESTED];

(x)  anywhere in [CT REQUESTED];

(xi)  anywhere in [CT REQUESTED];

(xii)  anywhere in [CT REQUESTED];

(xiii)  anywhere in [CT REQUESTED];

(xiv)  anywhere in [CT REQUESTED];

(xv)  anywhere in [CT REQUESTED];

(xvi)  anywhere in [CT REQUESTED];

(xvii)  anywhere in the [CT REQUESTED];

(xvii)  anywhere in [CT REQUESTED];

(xix)    anywhere in [CT REQUESTED];

(xx)  anywhere in [**];

(xxi)  anywhere in [CT REQUESTED];

(xxii)  anywhere in [CT REQUESTED];

(xxiii)  anywhere in [CT REQUESTED];

(xxiv)  anywhere in [CT REQUESTED];

(xxv)  anywhere in [CT REQUESTED]; or

(xxvi)  anywhere in [CT REQUESTED] (xi)  -(xxv)   (inclusive);

do any one or more of the following:

(a) be directly or indirectly engaged, concerned or interested whether on its own account or as a member, shareholder, consultant, agent, beneficiary, trustee or otherwise in any enterprise, corporation, firm, trust, joint venture or syndicate which is engaged, concerned or interested in or carrying on any business [CT REQUESTED];

(b) on its own account or for any person, enterprise, firm, trust, joint venture or syndicate [CT REQUESTED] or [CT
REQUESTED] unrelated to the Business, the Fortronic Business or the PSS Business;

(C)on its own account or for any person, enterprise, firm, trust, joint venture or syndicate [CT REQUESTED];

(D)on its own account or for any person, enterprise, firm, trust, joint venture or syndicate [CT REQUESTED] any [CT REQUESTED]
Business or the Companies;

(E)personally or by its employees or agents or by circulars, letters or advertisements whether on its own account or for any other person, enterprise, firm, trust, joint venture or syndicate [CT REQUESTED] or any of their respective dealings, transactions or affairs;

(F)[CT REQUESTED]:

(i) where that trade mark is registered for goods, in respect of the same goods or goods of the same description as or services which are closely related to the goods for which the Trade Mark is registered or applied for (as the case may be); or

(ii) where that trade mark is registered for services, in respect of services the same as or of the same description as or goods closely related to the services for which the Trade Mark is registered or applied for (as the case may be); or

(G)[CT REQUESTED] identical or deceptively similar to a Business
Name,

except that the foregoing will not restrict the Vendor nor any of its Related Bodies Corporate from either directly or indirectly:

(aa)[CT REQUESTED] ordinary shares in the capital of any body corporate listed on any stock exchange in any of the countries referred to in Clause 17.1;

(bb)[CT REQUESTED] that conducts a business referred to in
paragraph (a)   above:

(i)  [CT REQUESTED] such corporation or entity from time to time;

or

(ii) [CT REQUESTED] such corporation or entity if that business is disposed of to a party other than the Vendor or any Related
Body Corporate of the Vendor within 18 months after reaching that percentage; or

(cc)holding or acquiring shares or securities in any Purchaser or any Related Body Corporate of any Purchaser.

17.2The Vendor acknowledges that each of the prohibitions and restrictions contained in the provisions of Clause 17.1:

(a) will be read and construed and will have effect as a separate severable and independent prohibition or restriction and will be enforceable accordingly;

(b) is reasonable as to period, territorial limitation and subject matter; and

(c) confers a benefit on the Purchasers which is no more than that which is reasonably and necessarily required by the Purchasers for the maintenance and protection of the Goodwill sold to the Purchasers under this Agreement and the goodwill of the Fortronic Business and the PSS Business.

It is the intention of the parties that all combinations of the prohibitions and restrictions will apply and be enforceable and that only those which a court, in exercising its discretion, may hold to be an unreasonable restraint of trade will be severed.

17.3This Clause does not apply in respect of the PSS Business unless and until PSS Completion occurs.

18.   OBLIGATIONS OF THE VENDOR IN RELATION TO THE BUSINESS AND
THE COMPANIES PRIOR TO THE FIRST COMPLETION DATE AND THE PSS
COMPLETION DATE

Prior to the First Completion Date (in the case of the Business, the Fortronic Business and Fortronic) and prior to the PSS Completion Date (in the case of the PSS Business and PSS), except as expressly disclosed in this Agreement or consented to by the Purchasers (such consent not to be unreasonably withheld), the
Vendor:

(a) shall procure that save for any pre-Completion restructuring which may include a dividend the Business, the Fortronic Business and the PSS Business are conducted only in the ordinary course, which includes the maintenance of all existing insurance policies;

(b) shall use all reasonable endeavours to preserve the Goodwill;

(c) shall procure that neither Fortronic nor PSS will merge or consolidate with any other corporation or acquire all or substantially all of the shares or the business or assets of any other person, firm, association, corporation or business organisation, or agree to do any of the foregoing;

(d) shall procure that no change will be made to the Memorandum or Articles of Association of the Companies;

(e) shall procure that neither Fortronic nor PSS will allot or issue any shares or any securities or loan capital convertible into shares, or purchase, redeem, retire or acquire any such shares or securities, or agree to do so, or sell or give any option, right to purchase, mortgage, charge, pledge, lien or other form of security or encumbrance over any such shares or securities;

(f) shall not (insofar as the Business is concerned), and shall procure that neither Fortronic nor PSS will, enter into a capital commitment involving an amount in excess of $ [CT REQUESTED] or declare itself trustee of or encumber any assets or dispose of or deal with any assets other than in the ordinary course of business and for full market value or make any unusual or extraordinary expenditures;

(g) shall not (insofar as the Business is concerned), and shall procure that neither Fortronic nor PSS will, enter into or terminate any contract or commitment or engage in any activity or transaction not in the ordinary course of business; and

(h) shall procure that the Business, the Fortronic Business and the PSS Business are conducted so as to comply in all material respects with all applicable laws and regulations.

 19.   AGENCIES

19.1The sale and purchase includes all agencies to which the Vendor is entitled at the date of this Agreement, the business relating to which is carried on wholly or partly from the Sites.

19.2For the purpose of this Clause, "agencies" means the agencies specified in Schedule 8 and all other rights and licences which the Vendor has to distribute (whether as principal or agent, and whether by wholesale or retail) products manufactured by third parties.

19.3If the consent of any third party is required to the assignment to the

Business Purchaser of any contract relating to any agency each party shall use its best endeavours to obtain the consent of that third party to the assignment.

19.4This Agreement does not constitute an agreement to assign any right, title or interest in any agency if the attempted assignment without the consent of a third party would constitute a breach of that agency or in any way adversely affects the rights of the Business Purchaser as assignee. Pending receipt of that consent, the Business Purchaser shall use its best endeavours to perform the obligations of the Vendor under any such agency in accordance with its terms. If the consent of that third party to the assignment to the Business Purchaser is not obtained, the Vendor shall co-operate in an effort to effect any reasonable arrangements nominated by the Business Purchaser (at no cost to the Vendor) designed to provide the Business Purchaser with the benefits under that assignment, and, in any event, will account to the Business Purchaser, without deduction, for the full economic benefits of all such agencies and, pending such accounting, will hold all such benefits on trust for the Business Purchaser.

20.   SUBSISTING ORDERS AND CONTRACTUAL OBLIGATIONS

20.1The Vendor must use its best endeavours to enable the Business Purchaser to obtain the full benefit of the Business Contracts from the close of business on the First Completion Date. The Vendor must also use its best endeavours to obtain an assignment or novation of each Business Contract to the Business Purchaser on or before the First Completion Date or as soon as practicable after the First Completion Date on terms reasonably acceptable to the Business Purchaser.

20.2If the Vendor cannot obtain a necessary consent to enable an assignment or novation of a Business Contract to the Business Purchaser by [CT REQUESTED] or such later date as the parties may agree, the Vendor and the Business Purchaser shall meet together and negotiate in good faith alternative arrangements for conferring the benefit of such Business Contract upon the Business Purchaser.

20.3The Vendor shall indemnify the Business Purchaser against all Liabilities which may be incurred by the Business Purchaser in relation to any breach of or failure to fulfil any of the Business Contracts occurring either prior to First Completion or after First Completion as a result of an act or omission of the Vendor, CPEA or CPED (as the case may be) prior to First Completion.

20.4As from First Completion, the Business Purchaser is entitled to the benefit of:

(a) all contracts (other than contracts of the type specifically dealt with elsewhere in this Agreement and any contracts for the provision of financial accommodation to the Vendor) entered into in the ordinary course of business by the Vendor, CPEA or CPED (as the case may be) in connection with the Business and subsisting at that time;

(b) all orders received by the Vendor in the ordinary course of business for the supply of goods or services by the Business and remaining unsatisfied at that time; and

(c) all orders placed by the Vendor in the ordinary course of business for the supply of goods or services to the Business and remaining unsatisfied at that time.

20.5As from First Completion, the Business Purchaser shall assume responsibility for performance of the contracts and orders referred to in Clause 20.4 and the Business Contracts and shall indemnify the Vendor, CPEA or CPED (as the case may be) against all Liabilities which may be incurred by the Vendor, CPEA or CPED (as the case may be) in relation to any breach of or failure to fulfil any such contract or order occurring after First Completion.

20.6The parties acknowledge and agree that the Vendor holds the benefit of the indemnity contained in Clause 20.5 for itself, CPEA and CPED.

21.   LIABILITIES OF THE VENDOR

21.1Subject to Clause 21.2, from First Completion the Business Purchaser assumes responsibility for the Business Liabilities up to the maximum amount for the Business Liabilities shown in the Final Completion Balance Sheet. The Business Purchaser indemnifies the Vendor and agrees to hold harmless the Vendor from and against all liability or loss arising directly or indirectly from, and any costs, charges and expenses incurred by them in connection with, such Business Liabilities.

21.2Other than the liabilities that the Business Purchaser assumes pursuant to Clause 21.1, all Liabilities of the Vendor in connection with the Business remain the responsibility of the Vendor and subject to the provisions of the Master Agreement, the Vendor indemnifies the Business Purchaser against all such Liabilities.

21.3The indemnities given in this Clause:

(a) do not apply in respect of any breach by the Vendor of any Warranty or any Liability incurred by any person as a result of a breach of a Warranty; and

(b)  are not affected by any Vendor Disclosed Material.

22.   WARRANTIES

22.1The Vendor represents and warrants to the Purchasers (who as a result have been induced to enter into this Agreement) that except as expressly disclosed in this Agreement or consented to by the Purchasers each of the statements made in Part 1 of
Schedule 5 is correct in all material respects.

22.2All warranties and conditions which would otherwise be implied in this

Agreement [CT REQUESTED]:

(a) neither the Vendor nor any person acting on its behalf has made any representation or given any warranty in relation to the Assets, Business, Shares or the Companies other than the representations and warranties expressly contained in this Agreement; and

(b) it has made, and relies upon, its own searches, investigations and enquiries in respect of the Assets, Business, Shares and the Companies.

22.3To the maximum extent permitted by law, the Purchasers irrevocably waive any right the Purchasers may have to bring an action under the Corporations Law, the Trade Practices Act 1974, the Fair Trading Act (of any State or Territory) or at common law in respect of any representation or statement made by the Vendor or any of its directors, employees, agents or advisers.

22.4The Vendor shall indemnify the Purchasers against all Liabilities which may be incurred by the Purchasers as a result of a breach of this Clause.

22.5Each of the Warranties given by the Vendor in respect of the Assets, the Business, the Fortronic Business, Fortronic or the
Fortronic Shares and each of the warranties given by the Purchasers and the Purchasers' Guarantor:

(a) will, subject to Clause 22.7, remain in full force and effect after the First Completion Date despite First Completion;
and

(b) is given as at the date of this Agreement and as at the time immediately before First Completion.

22.6Each of the Warranties given in respect of the PSS Business, PSS or the PSS Shares:

(a) will, subject to Clause 22.7, remain in full force and effect after the PSS Completion Date despite PSS Completion; and

(b) is given as at the date of this Agreement and as at the time immediately before PSS Completion.

22.7Despite any other provision of this Agreement:

(a)  subject to paragraphs (b)  , (c)   and (d)  , the Vendor is
not liable to make any payment (whether by way of damages or otherwise) for any breach of any representation or warranty unless a claim is made in writing by a Purchaser (setting forth in reasonable detail the nature of the claim and the damages sought to the extent the amount can reasonably be determined) on or before the date 18 months after the:

(i) First Completion Date in the case of the Business Purchaser or the Fortronic Shares Purchaser; and

(ii)  PSS Completion Date in the case of the PSS Shares
Purchaser;

(b) the Vendor is not liable to make any payment (whether by way of damages or otherwise) for any breach of any Warranty in
Schedule 5 under the heading "Taxation" unless a claim is made by a Purchaser (setting forth in reasonable detail the nature of the claim and the damages sought to the extent the amount can reasonably be determined) on or before the date four years after the:

(i) First Completion Date in the case of the Business Purchaser or the Fortronic Shares Purchaser; and

(ii)  PSS Completion Date in the case of the PSS Shares
Purchaser;

(c) the Vendor is not liable to make any payment (whether by way of damages or otherwise) for any breach of Warranty 72 under the heading "Taxation" unless a claim is made by the Fortronic Shares Purchaser (setting forth in reasonable detail the nature of the claim and the damages sought to the extent the amount can reasonably be determined) on or before the date four years after the relevant Amended Assessment was lodged with the Commissioner of Taxation.

(d) the Vendor is not liable to make any payment (whether by way of damages or otherwise) for any breach of any Warranty in
Schedule 5 under the heading "Environment" unless a claim is made by a Purchaser (setting forth in reasonable detail the nature of the claim and the damages sought to the extent the amount can reasonably be determined) on or before the date three years after the:

(i) First Completion Date in the case of the Business Purchaser or the Fortronic Shares Purchaser; and

(ii)  PSS Completion Date in the case of the PSS Shares
Purchaser;

(e) the Vendor is not liable to make any payment (whether by way of damages or otherwise) for any breach of Warranty 50 under the heading "Environment" unless the Purchaser is required to take action as a result of the service of a notice by the Environment Protection Authority or an equivalent authority administering the Environmental Law in the relevant jurisdiction or it is necessary for the Purchaser to take action in order for the Purchaser to continue to conduct the Business, the Fortronic Business or the PSS Business (as the case may be) as it is currently conducted;

(f) the Purchasers shall take all reasonable steps to mitigate any loss which may give rise to a claim against the Vendor for breach of or non-compliance with any of the provisions of this Agreement, including breach of any of the Warranties; and

(g) if the Vendor has made a payment to a Purchaser in connection with breach of any representation, warranty or obligation and the Purchaser receives a payment from a third party in connection therewith, the Purchaser shall promptly pay to the Vendor an amount equal to the lesser of the payment from the Vendor and the payment from the third party.

22.8Where a Purchaser is entitled under this Agreement to recover from the

Vendor an amount in respect of any loss or damage suffered by it as a result of any breach of any representation, warranty or obligation by the Vendor and that loss or damage is covered by an insurance policy held by the Purchaser, the Purchaser shall make a claim under the relevant policy, will assign the benefit of the policy to the Vendor and shall co-operate with the Vendor in this regard and the Vendor will comply with its obligations under this Clause. Nothing in this Clause requires the Purchaser to maintain any insurance policy.

22.9If a claim is made by any person against a Purchaser which if satisfied or paid by the Purchaser would permit the Purchaser to make a claim against the Vendor in accordance with this
Agreement:

(a) the Purchaser shall immediately give notice of the claim to the Vendor; and

(b) the Vendor shall within 21 days after receipt of that notice either:

(i) cause the Purchaser to be put in sufficient funds to satisfy or pay the claim; or

(ii) by notice to the Purchaser request the Purchaser not to satisfy or pay the claim in whole or in part but at the expense and direction of the Vendor to take such action (including legal proceedings) as the Vendor may direct to avoid, dispute, defend, appeal or compromise the claim and any adjudication of it and the Vendor shall also cause the Purchaser to be immediately put (and afterwards maintained) in sufficient funds in sufficient time to pay all reasonable costs and expenses of the action directed by the Vendor (excluding internally-generated costs and expenses of the Purchaser) and (subject to this) the Purchaser shall comply with the reasonable directions of the Vendor.

22.10Each of the Warranties is subject to any Vendor Disclosed
Matters and

a Purchaser shall not have any claim for breach of any Warranty in connection with a Vendor Disclosed Matter.

22.11Each of the Purchasers represents and warrants to the Vendor
(who as a

result has been induced to enter into this Agreement) that except as expressly disclosed in this Agreement or consented to by the Vendor each of the statements made in Part 2 of Schedule 5 is correct in all respects.

22.12The Purchasers' Guarantor represents and warrants to the Vendor (who as a result has been induced to enter into this Agreement) that except as expressly disclosed in this Agreement or consented to by the Vendor each of the statements made in Part 3 of Schedule 5 is correct in all respects.

22.13If the Commissioner of Taxation or any other authority or instrumentality or officer concerned with the liability of Fortronic or PSS to any tax, levy, fee, assessment, duty, rate or impost commences an audit of Fortronic or PSS in respect of the financial year ending [CT REQUESTED], the Purchasers agree that:

(a) the Vendor shall have the conduct of the negotiations with respect to the audit but will consult the Business Purchaser in relation to the negotiations;

(b) without limiting Clause 27, the Purchasers will allow the Vendor and its representatives reasonable access to the accounting records of the Company concerned for the period up to and including 30 June 1996 in order to locate documentation which would be relevant to the issues; and

(c) the Purchasers will allow the Vendor and its representatives reasonable access to employees of the Company and will co-operate with the Vendor in order for the Vendor to prepare a response to any audit claim.

Any access to employees of the Business provided pursuant to
paragraph (c)   will initially be limited to directors of the
Business Purchaser and those directors (acting reasonably) will determine which other employees (if any) the Vendor should be given access to.

23.   METHOD OF PAYMENT

All payments required to be made under this Agreement must be tendered either in cash or by a draft or cheque drawn by a bank.

24.   KNOW HOW

24.1For the sole purpose of protecting the Business Purchaser in respect of the acquisition evidenced by this Agreement the Vendor covenants with the Business Purchaser that, subject to Clause 24.2, they will not, after the date of this Agreement, without the prior written consent of the Business Purchaser, disclose any of the Know How to any person other than the Business Purchaser or use any of the Know How.

24.2Clause 24.1 does not apply to and the Vendor is not in default under it by reason of making the following disclosures of the Know How:

(a) so much as is now or may afterwards become in the public domain without default by the Vendor;

(b) so much as is reasonably disclosed by the Vendor in order to comply with its obligations under Clause 18; and

(c) so much as is reasonably disclosed by the Vendor under any Court order or legislation (including any legally binding order of any governmental or semi-governmental agency or authority).

24.3Prior to any disclosure in reliance on Clause 24.2(c) , the Vendor shall give notice to the Purchasers with details of the circumstances of the proposed disclosure and of the relevant information to be disclosed. The Vendor shall (where entitled to do so) request that the information only be disclosed on confidential terms, and shall take reasonable steps to minimise the amount of information which is disclosed.

25.   TIME

25.1Time is of the essence of this Agreement. However neither the Vendor nor the Purchasers are at liberty to exercise any right or remedy (other than those set out in Clause 26) arising out of the default of any of the others in performing or observing any of the terms of this Agreement unless:

(a) notice is given to the relevant party specifying the default and stating the intention of the party giving the notice to enforce its rights and remedies if the default is not made good and the proper legal costs incurred by it as a result of the default are not paid within the period specified in the notice (being not less than 14 days from the giving of the notice except in the case of a breach of Clause 8.2(c) (iv) ); and

(b) the relevant party fails within that period to remedy the default and pay those costs.

25.2If, in respect of the sale of the Assets or the Fortronic Shares or the assumption of the Business Liabilities, a notice is given under Clause 25.1 prior to First Completion which states that unless the default is remedied and the costs paid the Agreement will be treated as having been repudiated by the party in default, and the default is not remedied and the costs are not paid within the period specified in the notice, then the Agreement will be deemed to have been repudiated on the expiration of that period.

25.3If, in respect of the sale of the PSS Shares, a notice is given under Clause 25.1 after First Completion and prior to PSS Completion which states that unless the default is remedied and the costs paid the PSS Completion will not occur, and the default is not remedied and the costs are not paid within the period specified in the notice, then PSS Completion will not occur. The rights exercised under this Clause by a party not in default will be without prejudice to any other rights and remedies of that party in respect of the default.

26.INTEREST ON DEFAULT

26.1If any party defaults for more than seven days in payment of any money payable under this Agreement that party shall, if demand is made, pay interest at the Penalty Interest Rate on the amount in default from the time it fell due until that amount has been paid in full.

26.2The right to require payment of interest under this Clause will be without prejudice to any other rights and remedies of the party requiring that payment in respect of the default.

27.      BOOKS AND RECORDS

All Business Records will become the property of the Business Purchaser except where they are required by law to be kept by the Vendor. As from First Completion, each party shall allow the other parties, their advisers and representatives to have access at all reasonable times to the Business Records and to take extracts from or copies of them.

28.   ACCESS TO [CT REQUESTED]

28.   1For a period of [CT REQUESTED], the Vendor

shall use its best endeavours to procure that on-line access to the CPN is granted to the Purchasers in the same manner and on the same terms (including costs) as such access was provided to the Vendor by CP as at 31 December 1995.

28.2The Purchasers shall use their best endeavours during the period referred to in Clause 28.1 to make alternative arrangements for its computer system requirements. If, after using its best endeavours to do so, the Purchasers are unable to make such alternative arrangements within the period referred to in Clause 28.1, the Vendor will consider in good faith a request by the Purchasers to extend the period during which access to the CPN is provided.

28.3If the period of access to the CPN is extended as a result of a request made by the Purchasers pursuant to Clause 28.2, the Vendor will be entitled to charge the Purchasers an additional fee for providing access to the CPN. Any such fee will be negotiated in good faith by the parties.

28.4The Purchasers shall use the CPN solely for the purposes of [CT REQUESTED]. Without limitation, the Purchasers are only permitted to have access to [CT REQUESTED].

28.5The Purchasers shall ensure that their use of the CPN [CT
REQUESTED]

or [CT REQUESTED]. Without limitation, the Purchasers shall ensure that their use of the CPN does [CT REQUESTED].

28.6The Purchasers shall implement appropriate procedures within their operations to ensure that all their users of the CPN comply with the Purchasers' obligations under Clauses 28.4 and 28.5.
The Purchasers are liable to the Vendor for any conduct which is contrary to those Clauses and which occurs through use of the facilities by which the Purchasers do or can access the CPN.

28.7The Purchasers shall at all times indemnify and hold harmless the Vendor from and against all liability, actions, claims, costs, expenses, losses and damages arising out of or otherwise in connection with any use of the CPN by the Purchasers, their employees or any other person who obtains access to the CPN through use of the facilities by which the Purchasers do or can access the CPN.

29.   NAME OF [CT REQUESTED]

29.1[CT REQUESTED] prior to First Completion, each of the Purchasers undertakes to the Vendor that at no time (whether before, at or at any time after First Completion) will the Purchasers or any Related Body Corporate of any of them:

(a)  [CT REQUESTED]; or

(b)  [CT REQUESTED]; or

(c)  [CT REQUESTED].

29.2Prior to First Completion, the Vendor shall, if requested to do so by the Fortronic Shares Purchaser, [CT REQUESTED] under Clause 3.5 of the [CT REQUESTED] upon the sale of the [CT REQUESTED] and in this respect, the [CT REQUESTED] by the [CT REQUESTED] (excluding the payment of money to [CT REQUESTED] or any Related Body Corporate of [CT REQUESTED] or taking legal proceedings).

30.   CONFIDENTIALITY

30.1The Purchasers undertake to the Vendor that prior to the First Completion Date they and their employees and agents will keep entirely secret and confidential all information concerning the Business, Assets, Fortronic Shares and Fortronic and will not disclose the information to any person other than the Vendor and will not make any use of, or enable any other person to make use of, that information without the prior written consent of the Vendor.

30.2The Purchasers undertake to the Vendor that prior to the PSS Completion Date they and their employees and agents will keep entirely secret and confidential all information concerning the PSS Shares and PSS and will not disclose the information to any person other than the Vendor and will not make any use of, or enable any other person to make use of, that information without the prior written consent of the Vendor.

30.3Subject to Clause 30.4 no party may make any disclosure in relation to the purchase price payable or any other terms of this Agreement.

30.4Clause 30.3 does not apply to any disclosure which is required by law or by the rules of any stock exchange.

31.   AMCOR CLASS ORDER CROSS GUARANTEE

Within 3 Business Days of receipt from Amcor of a certificate signed by all of the directors of Amcor (or such lesser number as is acceptable to the Australian Securities Commission) certifying that the disposal of the Fortronic Shares is a bona fide sale and that the consideration for the sale is fair and reasonable, the Fortronic Shares Purchaser will procure that the Notice of Disposal is signed by a director or secretary of Fortronic and sent to Arthur Robinson & Hedderwicks for lodgement with the Australian Securities Commission.

32.[CT REQUESTED] ARRANGEMENTS

32.1 [CT REQUESTED] shall use its best endeavours to procure that [CT REQUESTED] and its

Related Bodies Corporate continue to supply the goods and services described in Schedule 30 (the Supply Arrangements) to the Business Purchaser, Fortronic or PSS (as the case may be) for a period of [CT REQUESTED] from the date of this Agreement (the Relevant Period) on the same terms and conditions (including those relating to prices and quantities) as those Supply Arrangements are being provided to [CT REQUESTED] (as the case may be) as at the date of this Agreement (the Existing Terms and Conditions). The Business Purchaser agrees to accept, and shall procure that Fortronic and PSS accept, the supply of such goods and services for the duration of the Relevant Period and the Business Purchaser undertakes to observe, and shall procure that Fortronic and PSS observe, in all respects the Existing Terms and Conditions for the duration of the Relevant Period.

32.2Clause 32.1 does not apply to the [CT REQUESTED] and any services supplied pursuant to any Business Contract that is assigned or novated to the Business Purchaser pursuant to Clause
20.

32.3The Business Purchaser agrees to enter into, and the Vendor agrees to use its best endeavours to procure that [CT REQUESTED] enters into, an agreement between the Business Purchaser and [CT REQUESTED] in relation to the provision of certain services ([CT REQUESTED]) to the Business, the terms of which shall include provisions to give effect to the matters (including, without limitation, prices and quantities) set out in Schedule 31.
Until such time as the Business Purchaser and [CT REQUESTED] enter into such an agreement, the Business Purchaser undertakes to the Vendor that it will accept the supply of the [CT REQUESTED] in accordance with the indicative terms (including, without limitation, prices and quantities) set out in Schedule
31. The parties acknowledge and agree that the Vendor holds the benefit of the undertaking contained in this Clause 32 for themselves and [CT REQUESTED].

32.4Clause 32.3 will not apply if an agreement substantially in the form of the agreement set out in Schedule 31 is entered into by the Vendor and [CT REQUESTED] prior to the First Completion Date. The parties agree that if the Vendor and [CT REQUESTED] enter into such an agreement prior to the First Completion Date, that agreement will be assigned or novated to the Business Purchaser pursuant to Clause 20.

33.   EXCLUDED BUSINESS NAME

33.1The Vendor undertakes to the Purchasers that at no time after the First Completion Date will the Vendor or any Related Body
Corporate of the Vendor use the Excluded Business Name.

33.2The Vendor acknowledges that [CT REQUESTED] has agreed to transfer the Excluded Business Name to [CT REQUESTED] Ltd pursuant to the [CT REQUESTED] and that [CT REQUESTED] Ltd has agreed pursuant to the [CT REQUESTED] not to use the Excluded Business Name once that business name has been transferred to it. The Vendor will use its reasonable endeavours to procure [CT REQUESTED] to enforce this provision of the John Sands Agreement.

34.   USE OF "LEIGH-MARDON" TRADE MARKS

34.1Each of the Purchasers and the Purchasers' Guarantor undertakes to the

Vendor that (subject to any licence granted under Clause 34.3) at no time (whether before, at or at any time after First
Completion) will the Purchasers, the Purchasers' Guarantor or any Related Body Corporate of any of them:

(a) use or apply to register, or allow anyone to use or to apply to register, in Asia:

(i)  any trade mark the subject of any of the Excluded Trade
Marks; or

(ii) any trade mark which is confusingly similar to any trade mark the subject of any of the Excluded Trade Marks; or

(iii) any trade mark which contains the words LEIGH-MARDON, or the initials LM, or any words or initials which are confusingly similar either to those words or those initials; or

(iv) any trade mark which is or contains words that are a translation or transliteration of the words LEIGH- MARDON or the initials LM; or

(b) without limiting paragraph (a) , export to Asia any goods bearing any of the trade marks listed in Clause 34(a) (i) -(iv)

 or sell any goods bearing any of the trade marks listed in
Clause 34(a)  (i)  -(iv)   to persons who they know or ought
reasonably to know will export those goods to Asia.

34.2Nothing in this Agreement is to be construed as an assignment or licence of the Vendor's copyright in Asia in the LM Logo.

34.3At the request of the Business Purchaser, the Vendor will license to the Business Purchaser a right to use in Asia the trade marks the subject of the Excluded Trade Marks in relation to the types of operations and activities referred to in
paragraphs (a)  -(f)   of the definition of "Business" (to the
extent that the Vendor has the right to grant such licence).
Such licence will be for a nominal fee but otherwise on normal commercial terms including quality control provisions as appropriate to preserve the value of and the validity of the Vendor's ownership of the Excluded Trade Marks. Nothing in this Clause 34 amounts to a warranty that the Vendor will maintain the Excluded Trade Marks.

34.4Each of the Purchasers and the Purchasers' Guarantor undertakes to the

Vendor that at no time (whether before, at or at any time after First Completion) will the Purchasers, the Purchasers' Guarantor or any Related Body Corporate of any of them use anywhere in the world the following marks:

(a) LEIGH-MARDON or LM or any mark which is confusingly similar to either of them;

(b)  the LM Logo or any mark which is confusingly similar to it;

(c) any mark which contains the words LEIGH-MARDON or the initials LM or any words or initials which are confusingly similar either to those words or those initials; or

(d) any mark which is or contains a translation or transliteration of the words LEIGH-MARDON or the initials LM,

in relation to packaging, the manufacture of packaging goods or the provision of packaging services. Nothing in this Clause prohibits the Business Purchaser from using the words LEIGH-MARDON or the initials LM or the LM Logo on or in relation to the goods or services from time to time provided by the Business.

35.   RESEARCH AND DEVELOPMENT EXPENSES

35.1The Fortronic Shares Purchaser acknowledges that the Vendor and Fortronic are currently reviewing the research and development expenses of Fortronic in respect of previous years of income and that as a result of this review, the Vendor may wish to prepare and lodge requests for amendments to income tax returns for previous years of income with the Commissioner of Taxation in relation to the amount of the expenses claimed by Fortronic for research and development in respect of certain years of income (the Amended Assessments).

35.2The Fortronic Shares Purchaser agrees that:

(a) if the review referred to in Clause 35.1 is not completed prior to the First Completion Date it will, if requested to do so by the Vendor, lodge the Amended Assessments with the Commissioner of Taxation and will do all things reasonably necessary to enable the revised claims to be made;

(b) it will provide the Vendor with a copy of any correspondence received by it or Fortronic in relation to the Amended
Assessments promptly after receipt of any such correspondence;

(c) the Vendor shall have the conduct of any negotiations with the Commissioner of Taxation and the Industry Research and Development Board in relation to the Amended Assessments but will consult the Fortronic Shares Purchaser in relation to any such negotiations;

(d) without limiting Clause 27, the Purchasers will allow the Vendor and its representatives reasonable access to the accounting records of Fortronic for the period up to and including 30 June 1996 in order to locate documentation which may be relevant to the Amended Assessments;

(e) the Purchasers will allow the Vendor and its representatives reasonable access to employees of the Company and will co-operate with the Vendor in order for the Vendor to correspond with the Commissioner of Taxation and the Industry Research and Development Board in relation to the Amended Assessments,

(f)  if a refund is paid to Fortronic as a result of the Amended
Assessments, the Fortronic Shares Purchaser will pay the Vendor within 7 Business Days of receipt of the refund, an amount equal to the refund received by Fortronic;

(g) if the tax losses of Fortronic are increased as a result of the Amended Assessments and those tax losses are used in subsequent years of income to procure a refund for Fortronic or to reduce the amount of tax payable by Fortronic, the Fortronic Shares Purchaser will pay the Vendor within 7 Business Days of receipt of the refund or the relevant assessment, an amount equal to the refund received by Fortronic or the reduction in the amount of tax payable by Fortronic (as the case may be); and

(h) if the Commissioner of Taxation issues an assessment to Fortronic for additional tax as a result of the Amended
Assessments, the Vendor shall indemnify the Fortronic Shares
Purchaser in respect of this additional tax.

35.3Any access to employees of the Business provided pursuant to
Clause 35.2(e)   will initially be limited to directors of the
Business Purchaser and those directors (acting reasonably) will determine which other employees (if any) the Vendor should be given access to.

[CT REQUESTED]

36.6Any amounts to be paid by the Vendor to the Business Purchaser pursuant to the [CT REQUESTED] be paid by the Purchasers' Guarantor to the Vendor before the Relevant Date (as defined in the Subordinated Debt Terms Sheet) out of available surplus cashflow pursuant to the documentation referred to in Clause 15.1(g) . For the avoidance of doubt, [CT REQUESTED]. MC

PI PG PJR 36.7(a) The Vendor shall use its best endeavours to obtain [CT REQUESTED].

(b) Before the application for the [CT REQUESTED], the Vendor shall consult with the Business Purchaser in relation to the preparation of the application for the [CT REQUESTED] and shall provide the Business Purchaser with a copy of the application for the [CT REQUESTED] that is to be lodged with the [CT REQUESTED] and any correspondence received from the [CT REQUESTED] in relation to the application for the [CT REQUESTED].

(c) Any reasonable costs incurred by the Vendor ([CT REQUESTED]) in obtaining or attempting to obtain the [CT REQUESTED] Ruling will be borne by the [CT REQUESTED].

(d) The Business Purchaser agrees that the Vendor shall have the conduct of any negotiations with the [CT REQUESTED] in relation to the [CT REQUESTED] provided that if any dispute arises between the [CT REQUESTED] and the [CT REQUESTED] in relation to the [CT REQUESTED], the Vendor shall consult the Business Purchaser in relation to that dispute.

(e) The Business Purchaser shall co-operate with the Vendor and shall assist it to obtain the [CT REQUESTED] Ruling.

(f)  Without limiting Clause 36.7(e)   or Clause 27, the Business
Purchaser will allow the Vendor and its representatives reasonable access to:

(i)  Business Records which may be relevant to the [CT
REQUESTED]; and

(ii)  employees of the Business.

Any access to employees of the Business provided pursuant to this paragraph will initially be limited to directors of the Business Purchaser and those directors (acting reasonably) will determine which other employees (if any) the Vendor should be given access to.

(g) The Vendor shall promptly provide the Business Purchaser with a copy of the [CT REQUESTED] and with notice of any audit or amended assessment of the kind referred to in the definition of "C" in Clause 36.8.

(h) For the purpose of removing doubt, nothing in this Clause 36 prevents the Business Purchaser from making an application to the [CT REQUESTED] at any time for a [CT REQUESTED]. If the Business Purchaser does make such an application to the [CT REQUESTED], then the Business Purchaser shall consult with the Vendor in relation to the preparation of the application for the [CT REQUESTED] and shall provide the Vendor with a copy of the application for the [CT REQUESTED] that is to be lodged with the [CT REQUESTED] and any correspondence received from the [CT REQUESTED] in relation to the application for the [CT REQUESTED].

The Business Purchaser shall also promptly provide the Vendor with a copy of any [CT REQUESTED].

36.8For the purposes of this Clause:

[CT REQUESTED]

37.      PSS INTEREST

Within 7 Business Days of PSS Completion, the PSS Shares
Purchaser shall pay the Vendor interest at the rate of [CT
REQUESTED] per annum on the purchase price referred to in Clause
3.6 in respect of the period from the First Completion Date to the PSS Completion Date.

38.   COSTS AND STAMP DUTY

Each party shall bear its own costs arising out of the negotiation, preparation and execution of this Agreement. All stamp duty (including fines, penalties and interest) which may be payable on or in connection with this Agreement and any instrument executed under this Agreement shall be borne by the Purchasers.

39.   NO MERGER

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this Agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any such transaction.

40.   ASSIGNMENT

The rights and obligations of each party under this Agreement are personal. They cannot be assigned, encumbered or otherwise dealt with and no party shall attempt, or purport, to do so without the prior written consent of all parties. For the avoidance of doubt, this Clause does not operate to prevent the Purchasers from assigning, encumbering or otherwise dealing with any of the Assets after First Completion, except to the extent that such a transfer, encumbrance or dealing is specifically prohibited or restricted by other Clauses of this Agreement.

41.   FURTHER ASSURANCES

Each party agrees to do all such things and execute all such deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Agreement and the transactions contemplated by it.

42.ENTIRE AGREEMENT

The Transaction Documents contain the entire agreement between the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties in connection with them.

43.   NO WAIVER

No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

44.   NOTICES

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a) must be in writing and signed by a person duly authorised by the sender;

(b) must either be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:

(i)  to the Vendor and the Vendor Guarantor:679 Victoria Street
Abbotsford, Victoria Australia

Attention:The Company Secretary Fax No:61 3 9320 8392

(ii)  to the Purchasers: and the Purchasers' Guarantor49th Floor
200 Park Avenue New York, New York, United States of America
Attention:Mr M Weismann Fax No:1 212 582 9201

Copy to:Level 28 525 Collins Street Melbourne, Victoria Australia
Attention:Mr P Ickeringill Fax No:61 3 9614 1329

(c)  will be taken to be duly given or made:

(i)  in the case of delivery in person, when delivered;

(ii) in the case of delivery by post two Business Days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii) in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number and indicating that the transmission had been made without error, but if the result is that a Notice would be taken to be given or made on a day which is not a Business Day in the place to which the Notice is sent or is later than 4.00 pm (local time) it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.

45.   GOVERNING LAW AND JURISDICTION

The Agreement is governed by the laws of Victoria. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this Agreement.

46.VENDOR GUARANTEE

46.1Guarantee

In consideration of the Purchasers entering into this Agreement and the other Transaction Documents to which they are a party at the request of the Vendor Guarantor, the Vendor Guarantor:

(a) unconditionally and irrevocably guarantees to the Purchasers on demand the due and punctual performance by the Vendor of all its obligations under the Transaction Documents to which it is a party; and

(b) separately indemnifies the Purchasers against any Liabilities which may be incurred or sustained by the Purchasers in connection with any default or delay by the Vendor in the due and punctual performance of any of its obligations under the Transaction Documents to which it is a party.

46.2Liability unaffected by other events

The liability of the Vendor Guarantor under this Clause is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Vendor Guarantor from any of its obligations including (without limitation) the grant to the Vendor or any other person of any time, waiver or other indulgence, or the discharge or release of the Vendor or any other person from any obligation.

46.3Continuing guarantee and indemnity

This Clause:

(a) extends to cover the Transaction Documents as amended, varied or replaced, whether with or without the consent of the Vendor Guarantor; and

(b) is a continuing guarantee and indemnity and, despite First Completion or PSS Completion, remains in full force and effect for so long as the Vendor has any liability or obligation to the Purchasers under the Transaction Documents and until all of those liabilities or obligations have been fully discharged.

47.      PURCHASERS' GUARANTEE

47.1Guarantee

In consideration of the Vendor entering into this Agreement and the other Transaction Documents to which it is a party at the request of the Purchasers' Guarantor, the Purchasers' Guarantor:

(a) unconditionally and irrevocably guarantees to the Vendor on demand the due and punctual performance by the Purchasers of all their obligations under the Transaction Documents to which they are a party; and

(b) separately indemnifies the Vendor against any Liabilities which may be incurred or sustained by the Vendor in connection with any default or delay by the Purchasers in the due and punctual performance of any of their obligations under the Transaction Documents to which they are a party.

47.2Liability unaffected by other events

The liability of the Purchasers' Guarantor under this Clause is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Purchasers' Guarantor from any of its obligations including (without limitation) the grant to the Purchasers or any other person of any time, waiver or other indulgence, or the discharge or release of the Purchasers or any other person from any obligation.

47.3Continuing guarantee and indemnity

This Clause:

(a) extends to cover the Transaction Documents as amended, varied or replaced, whether with or without the consent of the Purchasers' Guarantor; and

(b) is a continuing guarantee and indemnity and, despite First Completion or PSS Completion, remains in full force and effect for so long as any of the Purchasers has any liability or obligation to the Vendor under the Transaction Documents and until all of those liabilities or obligations have been fully discharged.

48.   COUNTERPARTS

This Agreement may be executed in any number of counterparts.
All counterparts will be taken to constitute one instrument.

 Each attorney executing this Agreement states that he or she has no notice of the revocation of his or her power of attorney.